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                                                                     EXHIBIT 2.1

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                   DATED AS OF

                                  JUNE 27, 2001

                                  BY AND AMONG

                              STEINER SPA LIMITED,

                            STEINER LEISURE LIMITED,

                              RED SAIL SPAS, L.L.C.

                                       AND

                                   SP SPAS LLC


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                                TABLE OF CONTENTS
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ARTICLE I. PURCHASE AND SALE OF MEMBERSHIP INTERESTS; SELLER LOANS................................................2
   SECTION 1.1    PURCHASE AND SALE...............................................................................2
   SECTION 1.2    THE CLOSING.....................................................................................2
   SECTION 1.3    CONSIDERATION; NON-REFUNDABLE DEPOSIT...........................................................2
   SECTION 1.4    PURCHASE PRICE ADJUSTMENT.......................................................................3
   SECTION 1.5    GUARANTEED EBITDA SURPLUS AMOUNT................................................................5

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING THE MANDARA ENTITIES..............................8
   SECTION 2.1    ORGANIZATION....................................................................................9
   SECTION 2.2    CHARTER DOCUMENTS AND RECORDS...................................................................9
   SECTION 2.3    NO CONFLICTS....................................................................................9
   SECTION 2.4    CONSENTS........................................................................................9
   SECTION 2.5    NO DEFAULTS UNDER INDEBTEDNESS.................................................................10
   SECTION 2.6    NO COMMISSIONS.................................................................................10
   SECTION 2.7    SUBSIDIARIES...................................................................................10
   SECTION 2.8    EQUITY INTERESTS OF THE MANDARA ENTITIES.......................................................10
   SECTION 2.9    RELATED PARTY AGREEMENTS.......................................................................10
   SECTION 2.10   LITIGATION, ETC................................................................................10
   SECTION 2.11   GOVERNMENTAL APPROVALS; COMPLIANCE WITH LAWS...................................................11
   SECTION 2.12   ENVIRONMENTAL MATTERS..........................................................................11
   SECTION 2.13   LIABILITIES AND OBLIGATIONS....................................................................11
   SECTION 2.14   RECEIVABLES AND INVENTORIES....................................................................12
   SECTION 2.15   REAL PROPERTIES................................................................................12
   SECTION 2.16   TANGIBLE ASSETS................................................................................13
   SECTION 2.17   PROPRIETARY RIGHTS.............................................................................13
   SECTION 2.18   RELATIONS WITH GOVERNMENTS, ETC................................................................14
   SECTION 2.19   MATERIAL CONTRACTS.............................................................................14
   SECTION 2.20   INSURANCE......................................................................................16
   SECTION 2.21   EMPLOYEE MATTERS...............................................................................16
   SECTION 2.22   TAXES..........................................................................................18
   SECTION 2.23   ABSENCE OF CERTAIN CHANGES.....................................................................19
   SECTION 2.24   BANK RELATIONSHIPS; POWERS OF ATTORNEY.........................................................20
   SECTION 2.25   FINANCIAL STATEMENTS...........................................................................20
   SECTION 2.26   CONTROL OF RELATED BUSINESSES..................................................................21

ARTICLE III. REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS................................................21
   SECTION 3.1    ORGANIZATION...................................................................................21
   SECTION 3.2    AUTHORIZATION AND ENFORCEABILITY...............................................................21
   SECTION 3.3    NO CONFLICTS...................................................................................21
   SECTION 3.4    CONSENTS.......................................................................................22
   SECTION 3.5    LITIGATION, ETC................................................................................22
   SECTION 3.6    NO COMMISSIONS.................................................................................22
   SECTION 3.7    INVESTMENT INTENT; SECURITIES DOCUMENTS........................................................22

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER AND STEINER..................................................22
   SECTION 4.1    ORGANIZATION...................................................................................23
   SECTION 4.2    AUTHORIZATION AND ENFORCEABILITY...............................................................23
   SECTION 4.3    NO CONFLICTS...................................................................................23
   SECTION 4.4    CONSENTS.......................................................................................23
   SECTION 4.5    LITIGATION, ETC................................................................................24
   SECTION 4.6    NO COMMISSIONS.................................................................................24

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   SECTION 4.7    STEINER SHARES.................................................................................24
   SECTION 4.8    SEC REPORTS....................................................................................24
   SECTION 4.9    GOVERNMENTAL APPROVALS; COMPLIANCE WITH LAWS...................................................24
   SECTION 4.10   ABSENCE OF UNDISCLOSED LIABILITIES.............................................................25

ARTICLE V. CONDUCT OF BUSINESS PENDING THE CLOSING...............................................................25
   SECTION 5.1    CONDUCT OF BUSINESS PENDING THE CLOSING........................................................25

ARTICLE VI. CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES PENDING THE CLOSING AND RELATED TAX MATTERS..........27
   SECTION 6.1    NO SHOP........................................................................................27
   SECTION 6.2    ACCESS TO INFORMATION; COOPERATION.............................................................27
   SECTION 6.3    TAX MATTERS....................................................................................28
   SECTION 6.4    BUSINESS RELATIONS.............................................................................29
   SECTION 6.5    COMMERCIALLY REASONABLE EFFORTS................................................................29

ARTICLE VII. CLOSING DELIVERIES AND CONDITIONS...................................................................29
   SECTION 7.1    CLOSING DELIVERIES OF THE SELLERS..............................................................29
   SECTION 7.2    ADDITIONAL CONDITIONS TO THE OBLIGATION OF BUYER AND STEINER...................................30
   SECTION 7.3    CLOSING DELIVERIES OF BUYER AND STEINER........................................................31

ARTICLE VIII. COVENANTS FOLLOWING THE CLOSING....................................................................32
   SECTION 8.1    MANDARA'S OPERATIONS DURING THE TEST PERIOD....................................................32
   SECTION 8.2    DEVELOPMENT PROJECTS...........................................................................32
   SECTION 8.3    APPROVED EXPANSION PROJECTS....................................................................32
   SECTION 8.4    APPROVED PIPELINE PROJECTS.....................................................................33
   SECTION 8.5    ADDITIONAL AGREEMENT WITH RESPECT TO DEVELOPMENT PROJECTS......................................34
   SECTION 8.6    AGREEMENT REGARDING MICRONESIAN RECEIVABLES....................................................35

ARTICLE IX. INDEMNIFICATION......................................................................................35
   SECTION 9.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................35
   SECTION 9.2    AGREEMENT BY THE SELLERS TO INDEMNIFY..........................................................35
   SECTION 9.3    AGREEMENT BY THE BUYER AND STEINER TO INDEMNIFY................................................36
   SECTION 9.4    THIRD PARTY ACTIONS............................................................................36
   SECTION 9.5    LIMITS ON INDEMNIFICATION......................................................................37
   SECTION 9.6    REMEDIES EXCLUSIVE.............................................................................39
   SECTION 9.7    PAYMENTS OF INDEMNIFIABLE DAMAGES..............................................................39
   SECTION 9.8    ACKNOWLEDGEMENT REGARDING MATERIALITY..........................................................39

ARTICLE X. LIMITATIONS ON COMPETITION............................................................................40
   SECTION 10.1   PROHIBITED ACTIVITIES..........................................................................40
   SECTION 10.2   DAMAGES........................................................................................42
   SECTION 10.3   REASONABLE RESTRAINT...........................................................................42
   SECTION 10.4   INDEPENDENT COVENANT...........................................................................42
   SECTION 10.5   MATERIALITY....................................................................................42

ARTICLE XI. DEFINITIONS AND DEFINITIONAL PROVISIONS..............................................................42
   SECTION 11.1   DEFINED TERMS..................................................................................42
   SECTION 11.2   OTHER DEFINED TERMS............................................................................52
   SECTION 11.3   OTHER DEFINITIONAL PROVISIONS..................................................................52

ARTICLE XII. CONFIDENTIALITY.....................................................................................53
   SECTION 12.1   TREATMENT OF CONFIDENTIAL INFORMATION..........................................................53
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ARTICLE XIII. TERMINATION AND EXPENSES...........................................................................54
   SECTION 13.1   TERMINATION OF THIS AGREEMENT..................................................................54
   SECTION 13.2   EFFECT OF TERMINATION..........................................................................54
   SECTION 13.3   EXPENSES.......................................................................................54
   SECTION 13.4   LIABILITIES IN EVENT OF TERMINATION............................................................54

ARTICLE XIV. MISCELLANEOUS.......................................................................................55
   SECTION 14.1   PUBLIC ANNOUNCEMENTS...........................................................................55
   SECTION 14.2   NOTICES........................................................................................55
   SECTION 14.3   GOVERNING LAW..................................................................................56
   SECTION 14.4   BINDING EFFECT; ASSIGNMENT; THIRD PARTY BENEFICIARIES..........................................56
   SECTION 14.5   ENTIRE AGREEMENT...............................................................................56
   SECTION 14.6   FURTHER ASSURANCES.............................................................................57
   SECTION 14.7   AMENDMENTS.....................................................................................57
   SECTION 14.8   WAIVERS........................................................................................57
   SECTION 14.9   HEADINGS; COUNTERPARTS.........................................................................57
   SECTION 14.10  SEVERABILITY...................................................................................57
   SECTION 14.11  RIGHTS AND REMEDIES............................................................................58
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                             EXHIBITS AND SCHEDULES

EXHIBITS
--------

Exhibit 1.3(a)(ii)         Registration Rights Agreement

Exhibit 1.3(a)(iii)        Subordinated Promissory Notes executed by Steiner
                           in favor of Sellers
Exhibit 1.5(b)(iii)        Remaining Development Expenses
Exhibit 6.3(c)             Executed Certificate
Exhibit 7.1(a)             Gottlieb Employment Agreement
Exhibit 7.1(d)             Opinion of Latham & Watkins
Exhibit 7.1(f)             Assignment of Membership Interest
Exhibit 7.1(g)             Form of Release Exhibit 7.1(j)(i) Limited Guaranty
                           of HG, Inc.
Exhibit 7.1(j)(ii)         Officer's Certificate
Exhibit 7.1(k)             Pledge Agreement
Exhibit 7.3(e)(i)          Opinion of Akerman, Senterfitt & Eidson, P.A.
Exhibit 7.3(e)(ii)         Opinion of Harry B. Sands
Exhibit 7.3(h)             Letters of Introduction

SCHEDULES
---------

SCHEDULE 2.1               Organization
SCHEDULE 2.3(b)            No Conflicts
SCHEDULE 2.4               Mandara Entity Consents
SCHEDULE 2.7               Subsidiaries of the Mandara Entities
SCHEDULE 2.8               Equity Interests of the Mandara Entities
SCHEDULE 2.9               Related Party Agreements
SCHEDULE 2.11              Governmental Approvals; Compliance With Laws
SCHEDULE 2.13              Liabilities and Obligations
SCHEDULE 2.15(a)           Real Properties
SCHEDULE 2.16(b)           Tangible Assets
SCHEDULE 2.17              Proprietary Rights
SCHEDULE 2.19(a)           Material Contracts
SCHEDULE 2.20              Insurance
SCHEDULE 2.21(a)           Employee Matters/Employment Agreements
SCHEDULE 2.21(b)           Employee Benefit Plan
SCHEDULE 2.21(g)           Governmental Requirements
SCHEDULE 2.22              Taxes
SCHEDULE 2.23              Absence of Certain Changes
SCHEDULE 2.24              Bank Relationships; Powers of Attorney
SCHEDULE 2.25              Financial Statements
SCHEDULE 2.26              Control of Related Businesses
SCHEDULE 3.4               Seller Consents
SCHEDULE 4.4               Buyer and Steiner Consents
SCHEDULE 4.6               No Commissions
SCHEDULE 8.3(a)            Approved Expansion Projects
SCHEDULE 10.1              Prohibited Activities

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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         This Membership Interest Purchase Agreement (this "AGREEMENT") is entered into as of June 27, 2001, by and among STEINER SPA LIMITED, a Bahamas international business company ("BUYER"), STEINER LEISURE LIMITED, a Bahamas international business company ("STEINER"), SP SPAS LLC, a Delaware limited liability company ("SPS"), and RED SAIL SPAS, L.L.C., a Delaware limited liability company ("RSS" and, together with SPS, the "SELLERS"). Certain other capitalized terms used herein without definition have the meanings specified in
ARTICLE XI. The parties agree that in the event that Buyer shall not have been formed prior to the date hereof, (i) Buyer shall execute this Agreement effective immediately following Buyer's formation, (ii) Steiner shall be deemed to be the "Buyer" for all purposes hereunder, and assume all rights and undertake all obligations under this Agreement with respect thereto (the "BUYER RIGHTS AND OBLIGATIONS"), until such time as (a) Buyer has been duly formed and
(b) Steiner has assigned and delegated all of the Buyer Rights and Obligations so assumed and undertaken by Steiner pursuant to this clause (ii) to Buyer and
(iii) in furtherance of the foregoing, Steiner may, notwithstanding the terms of
SECTION 14.4 of this Agreement, effect the assignment and delegation of the Buyer Rights and Obligations to Buyer without Sellers' consent.

         WHEREAS, Mandara Spa LLC, a Delaware limited liability company ("MANDARA" or the "COMPANY"), together with its direct and indirectly wholly owned subsidiaries (each, a "SUBSIDIARY" and, together with Mandara, collectively, the "MANDARA ENTITIES"), is engaged in the business of owning and operating various spa facilities in hotel resorts and onboard cruise ships that provide spa, beauty and fitness services and products including, but not limited to, massage therapies, facials, aromatherapies and other skin treatments, hair salon services, hair removal, fitness training, manicures, pedicures and related services (collectively, the "BUSINESS");

         WHEREAS, SPS owns eighteen percent (18%) of the membership interests in Mandara (the "SPS INTEREST");

         WHEREAS, RSS owns forty-two percent (42%) of the membership interests in Mandara (the "RSS INTEREST" and, together with the SPS Interest, the "MEMBERSHIP INTERESTS");

         WHEREAS, Buyer desires to purchase from each of SPS and RSS, and each of SPS and RSS desires to sell to Buyer, the SPS Interest and the RSS Interest, respectively; and

         WHEREAS, in addition to the foregoing: (i) Buyer desires to acquire from RSS's Affiliate, SDI Securities 6, LLC ("SDI"), and SDI desires to sell and assign to Buyer, all of SDI's right, title and interest of in, to and under that certain Amended and Restated Unsecured Promissory Note, dated as of March 28, 2001, made by Mandara in favor of SDI, pursuant to which the Company has borrowed an aggregate of $4,305,000 through the date hereof (the "RSS LOAN"); and (ii) Buyer desires to acquire from SPS, and SPS desires to sell and assign to Buyer, all of SPS's right, title and interest of in, to and under that



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certain Amended and Restated Unsecured Promissory Note, dated as of March 28,
2001, made by Mandara in favor of SPS, pursuant to which the Company has borrowed an aggregate of $1,845,000 through the date hereof (the "SPS LOAN" and, together with the RSS Loan, the "SELLER LOANS").

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE I.

             PURCHASE AND SALE OF MEMBERSHIP INTERESTS; SELLER LOANS

         SECTION 1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer and convey to Buyer all of their respective right, title and interest in and to: (a) the Membership Interests, free and clear of any Liens (other than Permitted Liens), and (b) the Seller Loans.

         SECTION 1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the purchase and sale of the Membership Interests and the Seller Loans, and the other transactions contemplated hereby (the "CLOSING") shall take place as promptly as practicable after satisfaction or waiver of the conditions set forth in ARTICLE VII (the "CLOSING DATE") at the offices of Buyer, or such other time and place as the parties may otherwise agree; PROVIDED, HOWEVER, in no event shall the Closing Date be earlier than July 1, 2001. The parties shall use commercially reasonable efforts to cause the Closing Date to be July 2, 2001.

         SECTION 1.3 CONSIDERATION; NON-REFUNDABLE DEPOSIT.

         (a) The consideration to be paid by Buyer for its purchase of the Membership Interests and the Seller Loans (the "CONSIDERATION") shall be equal $35,520,000 (the "PURCHASE PRICE"), subject to adjustment pursuant to SECTION
1.4 (the "PURCHASE PRICE ADJUSTMENT").

         (b) The Consideration shall be payable by Buyer to Sellers as follows (unless otherwise specified by Sellers in writing, all Consideration shall be allocated between the Sellers in accordance with their respective Pro Rata Percentages):

                  (i) cash in an amount equal to $23,520,000;

                  (ii) 399,301 shares of voting common shares, par value (U.S.) $.01 per share, of Steiner (the "STEINER COMMON SHARES"), which number of shares is equal to the quotient of (A) $6,400,000 divided by (B) $16.028, which is the average closing sale price of a share of Steiner Common Shares as quoted on the NASDAQ National Market ("NASDAQ") for the twenty (20) consecutive trading days that immediately precede the second (2nd) trading day prior to the date hereof, as such closing sale prices are reported (absent manifest error in the printing thereof) by THE WALL STREET JOURNAL (the "AVERAGE CLOSING SALE PRICE"). Steiner has not purchased or caused to be purchased, and will not purchase or cause to be purchased, any Steiner Common Shares, whether pursuant to its share repurchase program or otherwise, during the period used to determine the Average Closing Sale Price. No fractional Steiner Common Shares will be issued. The



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Steiner Common Shares issued pursuant to this SECTION 1.3(B)(II) are referred to herein as the "STEINER SHARES". With respect to the Steiner Shares, the Sellers shall be entitled to registration rights pursuant to the terms of a registration rights agreement in the form attached hereto as EXHIBIT 1.3(A)(II) (the "REGISTRATION RIGHTS AGREEMENT"); and

                  (iii) an aggregate of $5,600,000 in the form of forty-two (42) month 9% Subordinated Notes executed by Steiner in favor of Sellers, in the form attached hereto as EXHIBIT 1.3(A)(III), which promissory notes shall bear interest at an annual rate of nine percent (9%), compounded quarterly (together with any additional promissory notes delivered to Sellers in respect of the Purchase Price Adjustment, the "NOTES").

         (c) Contemporaneously with the execution of this Agreement, Steiner and/or Buyer shall pay to the Sellers, as a non-refundable deposit, cash in the aggregate amount of $4,000,000 (the "NON-REFUNDABLE DEPOSIT"), which amount shall be paid by wire transfer of immediately available funds to one or more accounts designated by the Sellers in writing. The parties agree and acknowledge that the Non-Refundable Deposit shall not be subject to refund, repayment or recovery to or by Steiner or Buyer, regardless of whether the Closing occurs or this Agreement is terminated, but in the event the Closing occurs, the amount of cash payable by Buyer to Sellers at Closing shall be reduced by the amount of the Non-Refundable Deposit. Notwithstanding the foregoing, the payment of the Non-Refundable Deposit shall not be deemed to limit or restrict any rights to indemnification otherwise available to Buyer and/or Steiner pursuant to ARTICLE IX hereof.

         (d) The Parties agree that the amount of the Purchase Price (as the same may be adjusted hereunder) allocated for income tax purposes to each "unrealized receivable" (as defined in Section 751(c) of the Code) and "inventory item" (as defined in Section 751(d) of the Code), and the Seller Loans shall not exceed the adjusted tax basis of each such asset as of the Closing Date. The parties shall file all Returns consistently with such allocation, and shall not voluntarily take any action inconsistent therewith upon examination of any Returns, in any refund claim, in any litigation, or otherwise with respect to such Returns unless required to pursuant to a "determination" (as defined in Section 1313(a) of the Code or any similar state, local or foreign Tax provision).

         SECTION 1.4 PURCHASE PRICE ADJUSTMENT.

         (a) Within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Sellers a written determination (the "DETERMINATION") of the actual amount of the Working Capital of the Mandara Entities as of the Closing Date (the "PRELIMINARY WORKING CAPITAL AMOUNT") and the actual aggregate cash balances of the Mandara Entities on the Closing Date (the "PRELIMINARY CASH BALANCE AMOUNT"), including the basis for such Determination set forth in reasonable detail, prepared in accordance with GAAP and expressed in United States dollars. For the purposes of this Agreement, the term "WORKING CAPITAL" means the total consolidated non-cash current assets of the Mandara Entities minus the total consolidated current liabilities of the Mandara Entities (other than the current portion of interest payable by Mandara in respect of the Seller


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Loans). Upon receipt of the Determination, Sellers shall have sixty (60) days
(the "REVIEW PERIOD") to review such Determination and related computations of the Working Capital and the cash balances of the Mandara Entities on the Closing Date. During the Review Period, Buyer shall give Sellers and their representatives full access at all reasonable times to the books, records and other materials of Mandara Entities and the personnel of, and work papers prepared by or for the Buyer, the Mandara Entities or their respective accountants, including, without limitation, to such historical financial information relating to the Mandara Entities as the Sellers may reasonably request in order to permit the timely review of the Determination. If Sellers shall not have given written notice to Buyer setting forth in reasonable detail any objection of Sellers to such Determination (a "WORKING CAPITAL STATEMENT OF OBJECTIONS") prior to the expiration of the Review Period, then such Determination shall be final and binding upon the parties, and the Preliminary Working Capital Amount shall be deemed the Working Capital amount of the Mandara Entities as of the Closing Date (the "FINAL WORKING CAPITAL AMOUNT"), and the Preliminary Cash Balance Amount shall be deemed the aggregate cash balances of the Mandara Entities on the Closing Date (the "FINAL CASH BALANCE AMOUNT"). In the event that Sellers deliver a Working Capital Statement of Objections during the Review Period, Buyer and Sellers shall use their reasonable efforts to agree on the amount of Working Capital and the cash balances of the Mandara Entities on the Closing Date within thirty (30) days following the receipt by Buyer of the Working Capital Statement of Objections. If the parties are unable to reach an agreement as to such amounts within such thirty (30) day period, then the matter shall be submitted to Arthur Andersen LLP or, if Arthur Andersen LLP is unwilling or unable to serve in such capacity, another "big five" accountant mutually acceptable to Buyer and Sellers (such accountant, the "SETTLEMENT ACCOUNTANT"), who, acting as an expert and not as an arbitrator, shall resolve the matters still in dispute and adjust the Determination to reflect such resolution and establish the Final Working Capital Amount and the Final Cash Balance Amount; PROVIDED, HOWEVER, that the Settlement Accountant may not determine an amount of Working Capital or a cash balance amount in excess of those claimed by Sellers or less than those claimed by Buyer. The Settlement Accountant shall make such determination within forty-five (45) days following the submission of the matter to the Settlement Accountant for resolution, and such determination shall be final and binding upon Buyer and the Sellers. Buyer and Sellers shall contribute equally to all costs (including fees and expenses charged by the Settlement Accountant) in connection with the resolution of any such dispute.

         (b) The parties agree that, at Closing, the Working Capital of the Mandara Entities should be $1,250,000 (the "TARGET WORKING CAPITAL AMOUNT") and the aggregate cash balances of the Mandara Entities should be $250,000 (the "TARGET CASH BALANCE AMOUNT").

         (c) In the event that (i) the Final Working Capital Amount is GREATER than the Target Working Capital Amount (such excess, the "EXCESS WORKING CAPITAL AMOUNT"), the Purchase Price shall be increased by, and Steiner shall pay to Sellers, an amount equal to sixty percent (60%) of such Excess Working Capital Amount, or (ii) the Final Cash Balance Amount is GREATER than the Target Cash Balance Amount (such excess, the "EXCESS CASH BALANCE AMOUNT"), the Purchase Price shall be increased by, and Steiner shall pay to Sellers, an amount equal to sixty percent (60%) of such Excess Cash Balance Amount. Any payments due under this SECTION 1.4(C) shall be made by delivery to Sellers, within five (5) business days following the determination of the final amounts pursuant to
SECTION 1.4(A), of additional forty-two (42) month subordinated promissory notes executed by Steiner in favor of Sellers, in substantially the form attached hereto as EXHIBIT 1.3(A)(III), which promissory notes shall bear interest at an


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annual rate of nine percent (9%), compounded quarterly (it being agreed that all such additional subordinated promissory notes shall be dated as of the Closing Date and all interest shall accrue from and after the Closing Date).

         (d) In the event that (i) the Final Working Capital Amount is LESS than the Target Working Capital Amount (such deficiency, the "WORKING CAPITAL DEFICIENCY"), the Purchase Price shall be reduced by, and Sellers shall pay to Steiner, within five (5) business days following the determination of the final amounts pursuant to SECTION 1.4(A), an amount equal to sixty percent (60%) of such Working Capital Deficiency, or (ii) the Final Cash Balance Amount is LESS than the Target Cash Balance Amount (such deficiency, the "CASH BALANCE DEFICIENCY"), the Purchase Price shall be reduced by, and Sellers shall pay to Steiner, within five (5) business days following the determination of the final amounts pursuant to SECTION 1.4(A), an amount equal to sixty percent (60%) of such Cash Balance Deficiency. Steiner shall have the option to require Sellers to make any payment required under this SECTION 1.4(D) in cash or to reduce the principal amount of the Notes. In the event that Steiner elects to require Sellers to make such payment in cash, Sellers shall pay such amount (together with an amount equal to the equivalent of interest thereon at an annual rate of nine percent (9%), compounded quarterly, from the Closing Date through the date of payment) by wire transfer of immediately available funds to an account designated by Steiner. In the event that Steiner elects to satisfy such payment obligation by reduction of the principal amount of the Notes Steiner shall provide written notice of such election to Sellers and each Seller shall, within five (5) business days following receipt of such written notice, deliver to Steiner at Steiner's election, the original of any Note with respect to which Steiner is entitled to make such a reduction against delivery to such Seller of a replacement promissory note in the proper reduced principal amount (which replacement promissory note shall be deemed a "Note" for the purposes of this Agreement). If either of the Sellers shall fail to deliver its respective Note to Steiner, (i) such note shall automatically, and without further action, be deemed amended to reflect the reduction of the principal amount of such Note in accordance with the immediately preceding sentence and (ii) such Seller shall be estopped from collecting, or enforcing its rights with respect to, any principal (or any interest accruing thereon) otherwise subject to reduction in accordance with the immediately preceding sentence.

         SECTION 1.5 GUARANTEED EBITDA SURPLUS AMOUNT.

         (a) Each of the Sellers, severally and not jointly, hereby guarantees, solely to the extent of its respective Percentage Interest, that for the period from July 1, 2001 through December 31, 2002 (the "TEST PERIOD"), the Actual EBITDA Surplus Amount (as hereinafter defined) of the Mandara Entities shall not be less than $4,605,133 (such amount, the "GUARANTEED EBITDA SURPLUS AMOUNT"). For the purposes of this Agreement, "ACTUAL EBITDA SURPLUS AMOUNT" shall mean the amount of the actual EBITDA (as hereinafter defined) of the Mandara Entities earned during the Test Period, LESS the Remaining Development Expenses (as hereinafter defined), and less the Additional Capital Expenses (as hereinafter defined), if any, incurred during the Test Period.

         (b) For purposes of this Agreement, the following terms shall have the meanings specified below:



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                  (i) "EBITDA" means the actual cumulative consolidated earnings of the Mandara Entities before interest income, interest expense, Taxes, depreciation and amortization, as determined in accordance with GAAP, consistent with the Mandara Entities' past practices, LESS any EBITDA Exclusion Amounts.
For the avoidance of doubt, the parties agree and acknowledge that the operations of any Approved Expansion Project (as defined in SECTION 8.3(B) below) and any Approved Pipeline Project (as defined in SECTION 8.4(B) below) shall be taken into account for the purposes of determining EBITDA.

                  (ii) "EBITDA EXCLUSION AMOUNTS" means any earnings or losses generated by any Excluded Project (as defined in SECTION 8.5(B) below).

                  (iii) "REMAINING DEVELOPMENT EXPENSES" means the amount set forth under the heading "Remaining Development Expenses" on EXHIBIT 1.5(B)(III) attached hereto (such exhibit referred to herein as the "DEVELOPMENT SCHEDULE"), which sets forth: (A) a schedule of the current spa development projects with respect to which any of the Mandara Entities is currently involved or committed to become involved, as of the date hereof (the "DEVELOPMENT PROJECTS"); (B) the proposed or actual design specifications, scope, status, development timetable and estimated completion date for each Development Project; (C) a breakdown of all amounts actually expended by the Mandara Entities through July 1, 2001 on each Development Project; and (D) a breakdown of all remaining amounts projected to be expended by any of the Mandara Entities following July 1, 2001 to complete each Development Project (I.E., the "REMAINING DEVELOPMENT EXPENSES"), including, without limitation, all amounts necessary to finish construction, fit-out and equip each Development Project with all equipment and fixtures, as budgeted pursuant to any contract related to such Development Project, for the operation of spa, beauty and/or fitness facilities and the provision of related services as contemplated by, and at a quality level commensurate with that required by, the lease or concession agreement or other contract related to such Development Project (the aggregate of such projected capital expenditures for all such Development Projects.

                  (iv) "ADDITIONAL CAPITAL EXPENSES" shall mean: (A) the aggregate amount, if any, actually expended by the Mandara Entities following July 1, 2001 to complete the Development Projects that exceeds the aggregate amount of the Remaining Development Expenses for reasons other than (1) changes to the design, scope or timing of the Development Projects approved or agreed to by Steiner or Buyer, or (2) circumstances beyond the reasonable control of the Mandara Entities (the reasons described under clauses (1) and/or (2), the "APPROVED REASONS"); PROVIDED, HOWEVER, that Buyer shall deliver to the Sellers a statement of all such cost overruns certified by a senior executive officer of Steiner, together with such additional documentation as may be reasonably required to establish that such cost overruns were the result of a failure in properly estimating the Remaining Development Expenses as opposed to a result of any Approved Reason; (B) an amount equal to the equivalent of interest at nine percent (9%) per annum on any amounts actually expended by the Mandara Entities following the Closing Date in accordance with this Agreement in respect of an Approved Expansion Project (as defined in SECTION 8.3(B) below) (excluding any



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


unreasonable expenses required by Buyer or Steiner); and (C) an amount equal to the equivalent of interest at twelve percent (12%) per annum on any amounts actually expended by the Mandara Entities following the Closing Date in accordance with this Agreement in respect of an Approved Pipeline Project (as defined in SECTION 8.4(B), below) (excluding any unreasonable expenses required by Buyer or Steiner); PROVIDED, HOWEVER, that Buyer shall deliver to the Sellers a statement of all such costs in respect of any Approved Expansion Project or any Approved Pipeline Project certified by a senior executive officer of Steiner, together with such additional documentation as may be reasonably required to establish that such costs were related to such projects.

         (c) As promptly as practicable after the end of the expiration Test Period (but in no event later than March 31, 2003), Buyer shall (i) determine the amount of the actual EBITDA of the Mandara Entities and the Additional Capital Expenses, if any, for the Test Period, in each case based upon financial statements prepared and audited by Arthur Andersen LLP or another "big five" accountant ("BUYER'S ACCOUNTANT"), and (ii) deliver to Sellers a written statement thereof, certified by an executive officer of Steiner, together with such additional documentation as may be reasonably required to support Buyer's determination (such written statement, the "EBITDA STATEMENT"). Upon receipt of the EBITDA Statement, Sellers shall have sixty (60) days (the "EBITDA REVIEW PERIOD") to review such EBITDA Statement and related computations of the actual EBITDA of the Mandara Entities and any Additional Capital Expenses. During the EBITDA Review Period, Buyer shall give Sellers and their representatives full access at all reasonable times to the books, records and other materials of Mandara Entities and the personnel of, and work papers prepared by or for, the Buyer, the Mandara Entities or their respective accountants, including, without limitation, to such historical financial information relating to the Mandara Entities as the Sellers may reasonably request in order to permit the timely review of the EBITDA Statement. If Sellers shall not have given written notice to Buyer setting forth in reasonable detail any objection of Sellers to such EBITDA Statement (an "EBITDA STATEMENT OF OBJECTIONS") prior to the expiration of the EBITDA Review Period, then such EBITDA Statement shall be final and binding upon the parties. In the event that Sellers deliver an EBITDA Statement of Objections during the EBITDA Review Period, Buyer and Sellers shall use all reasonable efforts to resolve the dispute within thirty (30) days following the receipt by Buyer of the EBITDA Statement of Objections. If the parties are unable to reach an agreement as to the amount of the actual EBITDA and/or any Additional Capital Expenses within such thirty (30) day period, then the matter shall be submitted to the Settlement Accountant, who, acting as an expert and not as an arbitrator, shall resolve the matters still in dispute and adjust the EBITDA Statement to reflect such resolution and establish the final actual amount of EBITDA and Additional Capital Expenses; PROVIDED, HOWEVER, that the Settlement Accountant may not determine an amount of EBITDA in excess of that claimed by Sellers or less than that claimed by Buyer, or an amount of Additional Capital Expenses in excess of those claimed by Buyer or less than those claimed by Sellers. The Settlement Accountant shall make such determination within forty-five (45) days following the submission of the matter for resolution, and such determination shall be final and binding upon Buyer and the Sellers. Buyer and Sellers shall contribute equally to all costs (including fees and expenses charged by the Settlement Accountant) in connection with the resolution of any such dispute. Following the determination of the final actual EBITDA amount and amount of Additional Expenses, if any, the parties shall calculate the Actual EBITDA Surplus Amount in accordance with SECTION 1.5(A).

         (d) In the event that the Guaranteed EBITDA Surplus Amount exceeds the Actual EBITDA Surplus Amount, then Steiner shall have the right to reduce the aggregate principal amount of the Notes by an amount equal to the product of (i) the amount by which the Guaranteed EBITDA Surplus Amount exceeds the Actual EBITDA Surplus Amount, multiplied by (ii) sixty percent (60%) (such amount, the "SHORTFALL AMOUNT"). In addition, to the extent Steiner has made payments of interest with respect to that portion of the principal amount of the Notes to be reduced pursuant to this SECTION 1.5(D) (the "REIMBURSABLE INTEREST AMOUNT"), Steiner shall also have the right to recoup the Reimbursable Interest Amount by a further reduction of the aggregate principal amount of the Notes by an amount equal to the Reimbursable Interest Amount; PROVIDED, HOWEVER, that Sellers shall have the option of paying Steiner the Reimbursable Interest Amount in cash within five (5) business days following the determination of the final Shortfall Amount, in which case Steiner shall have no right to further reduce the principal amount of the Notes (unless and until Sellers shall fail to make such cash payment in respect of any Reimbursable Interest Amount). The aggregate reductions of the Notes made by Steiner in accordance with this SECTION 1.5(D) are referred to herein as the "EBITDA NOTE REDUCTIONS." All EBITDA Note Reductions shall be made pro rata between the Notes held by each of the Sellers in accordance with their respective Pro Rata Percentages. Each Seller shall deliver to Steiner the original of any Note with respect to which Steiner is entitled to make an EBITDA Note Reduction against delivery to such Seller of a replacement promissory note in the proper reduced principal amount (which replacement promissory note shall be deemed a "Note" for the purposes of this Agreement). If either of the Sellers shall fail to deliver its respective Note to Steiner, (i) such Note shall automatically, and without further action, be deemed amended to reflect the reduction of the principal amount of such Note in accordance with the immediately preceding sentence and (ii) such Seller shall be estopped from collecting, or enforcing its rights with respect to, any principal (or any interest accruing thereon) otherwise subject to reduction in accordance with the immediately preceding sentence. In the event that the aggregate amount of the EBITDA Note Reductions exceeds the aggregate principal amount of the
Notes: (i) the Notes shall be automatically cancelled and Sellers shall surrender the originals of the Notes to Steiner for cancellation, and (ii) each Seller shall pay to Buyer the amount by which such Seller's Pro Rata Percentage of the aggregate Shortfall Amount exceeds the principal amount of the such Seller's Note at the time of such reduction. Any amounts to be paid by Sellers in cash pursuant to this SECTION 1.5(D) shall be paid within five (5) business days after the determination of the final Shortfall Amount by wire transfer of immediately available funds to a bank account or accounts as shall be designated in writing by the recipient no later than one business day prior to the payment date.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES
                    OF SELLERS REGARDING THE MANDARA ENTITIES

         As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers, jointly and severally, hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

         SECTION 2.1 ORGANIZATION. SCHEDULE 2.1 sets forth the name, type of Entity and Organizational Jurisdiction of each of the Mandara Entities, and each jurisdiction in which such Mandara Entity is qualified to conduct business. Each of the Mandara Entities (a) is validly existing and in good standing under the laws of its Organizational Jurisdiction, (b) has all requisite power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted, and (c) is qualified or licensed to do business and is in good standing in each jurisdiction in which it is required to be so licensed or qualified.

         SECTION 2.2 CHARTER DOCUMENTS AND RECORDS. Sellers have made available to Buyer true, complete and correct copies of the Charter Documents of each of the Mandara Entities as in effect on the date hereof, and no amendments, modifications or revocation has been made since the date thereof (or with respect to publicly-filed documents, since the date of the certificate of the appropriate Governmental Authority with respect thereto) or is pending with respect to any of such Charter Documents.

         SECTION 2.3 NO CONFLICTS. The execution, delivery and performance by the Sellers of this Agreement and consummation of the transactions contemplated hereby, do not:

         (a) violate or contravene any provision of the Charter Documents of any of the Mandara Entities;

         (b) violate, conflict with, or give any Person (other than the Mandara Entities) a contractual right to declare a default, accelerate or terminate (in each case with or without notice or lapse of time or both), any provision of any Covered Agreement to which any Mandara Entity is a party or by which any of their respective assets are bound, in each case other than as set forth in
SCHEDULE 2.3(B);

         (c) result in the creation or imposition of any Liens, except for Permitted Liens, with respect to any of the assets or properties of any Mandara Entity; or

         (d) violate, contravene or conflict with any (i) statute, law, rule or regulation (each, a "LAW"), (ii) award, judgment, decree, or other order (each, an "ORDER") of any Governmental Authority having jurisdiction over any Mandara Entity, or (iii) authorization, approval, consent, license, permit, registration variance or other similar rights, approvals or authorizations from any Governmental Authority (each, a "GOVERNMENTAL APPROVAL") issued to any Mandara Entity.

         SECTION 2.4 CONSENTS. Except as set forth in SCHEDULE 2.4, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with, any Person (including, without limitation, any Governmental Authority) by any Mandara Entity (a) in order to authorize or permit the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, or (b) under or pursuant to any Governmental Approval held by or issued to any Mandara Entity (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

         SECTION 2.5 NO DEFAULTS UNDER INDEBTEDNESS. No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of the Mandara Entities to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder, or any beneficiary of that Guaranty, the right to require the Mandara Entities to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, or (b) entitles any Person to obtain any Lien upon any properties or assets constituting any part of the business of the Mandara Entities pursuant to such Indebtedness or Guaranty.

         SECTION 2.6 NO COMMISSIONS. None of the Mandara Entities has, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

         SECTION 2.7 SUBSIDIARIES. Set forth on SCHEDULE 2.7 is a list of each Subsidiary of the Mandara Entities and, except as set forth thereon, none of the Mandara Entities owns, of record or beneficially, directly or indirectly through any Person, nor controls, directly or indirectly through any Person or otherwise, any Equity Interests or any option, warrant or right to acquire Equity Interests of any Entity.

         SECTION 2.8 EQUITY INTERESTS OF THE MANDARA ENTITIES. SCHEDULE 2.8 sets forth (a) if applicable, the authorized Equity Interests of each Mandara Entity;
(b) all of the issued and outstanding Equity Interests of each Mandara Entity; and (c) the identity and respective holdings of all such holders of Equity Interests of the Mandara Entities. Except as set forth on such SCHEDULE 2.8, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by, or binding upon the Mandara Entities or any of the Sellers for the purchase or acquisition of, any Equity Interests of any of the Mandara Entities, other than those issued, reserved or committed to be sold pursuant to this Agreement or as provided for in the Charter Documents of the Mandara Entities. The Mandara Entities have no equity appreciation rights, phantom stock plan or similar rights outstanding. Except as may exist by virtue of the Charter Documents of Mandara, there will not as of the Closing be any Liens upon any of the Membership Interests (other than Permitted Liens or Liens that are the result of actions taken by Buyer).

         SECTION 2.9 RELATED PARTY AGREEMENTS. SCHEDULE 2.9 sets forth all existing agreements between any of the Mandara Entities, on the one hand, and any of the equityholders, members or managers of any of the Mandara Entities, or any of their respective Family Members, including Entities controlled by any of the foregoing (collectively, "RELATED PARTIES"), on the other hand.

         SECTION 2.10 LITIGATION, ETC.

         (a) There are no actions, suits, claims or other legal or administrative proceedings by or before any Governmental Authority or any other arbitration, mediation or any other third party dispute resolution proceeding or procedure (each, an "ACTION") pending or, to the Knowledge of the Sellers, threatened, against any Mandara Entity, and the Mandara Entities have not received any notice of any pending investigations by any Governmental Authority nor, to the Knowledge of Sellers, is any such investigation threatened.

         (b) To the Knowledge of the Sellers, there are no complaints pending or threatened, against any Mandara Entity before any Better Business Bureau or other Entity that addresses consumer complaints.

         SECTION 2.11 GOVERNMENTAL APPROVALS; COMPLIANCE WITH LAWS. Except (i) as disclosed on SCHEDULE 2.11, (ii) for matters that are the subject of the representations and warranties contained in SECTIONS 2.12, 2.21 AND 2.22, or
(iii) for matters that would not reasonably be expected to have a Material Adverse Effect with respect to the Mandara Entity in question, each Mandara
Entity:

         (a) is in compliance with all Laws and Orders of any Governmental Authority having jurisdiction over it or the operation of its Business;

         (b) has all Governmental Approvals that are necessary to permit it to conduct and operate the Business (or portion thereof) in the manner it currently conducts and operates such business and to permit it to own and use its assets in the manner in which it currently owns and uses them; and

         (c) is in compliance with all of the terms and requirements of each of its Governmental Approvals and no notice has been received by it, or, to the Knowledge of the Sellers, any of its employees any notice from any Governmental Authority of its intention to cancel, terminate, suspend or not renew any of those Governmental Approvals.

         SECTION 2.12 ENVIRONMENTAL MATTERS. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Mandara Entities upon any of the property now or previously owned or leased by the Mandara Entities, or upon any other property, in violation of any Law or Order and which would, under any Law or Order give rise to any liability.

         SECTION 2.13 LIABILITIES AND OBLIGATIONS. Except as set forth on
SCHEDULE 2.13, none of the Mandara Entities has any liabilities or obligations whether accrued, absolute, fixed, contingent or otherwise, that, pursuant to GAAP, would be required to be reflected or taken into account on the consolidated balance sheet of the Mandara Entities as of the date hereof, except
(a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged; and (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any litigation). SCHEDULE 2.13 also lists and describes, for each of the Mandara Entities each of its outstanding Guarantees not constituting Indebtedness and, for each of those Guarantees, whether any Sellers or any Affiliate thereof is a Person whose obligation is covered by such Guaranty and, if such Guaranty is secured by any property or asset of any Mandara Entity, the nature of that security.

         SECTION 2.14 RECEIVABLES AND INVENTORIES.(a) All of the Receivables (as hereinafter defined) are valid, represent bona fide transactions and arose in the ordinary course of business of the Mandara Entities. To the Knowledge of the Sellers, no account debtor is asserting any defense to payment or right of setoff with respect to any of the Receivables in excess of amounts reserved on the Current Balance Sheet therefor and no Mandara Entity has made any agreement with any debtor for the deduction therefrom. For purposes of this Agreement, the term "RECEIVABLES" means all receivables of the applicable Mandara Entity, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         (b) With respect to each of the Mandara Entities: all Inventories consist of a quality and quantity usable and saleable in the ordinary course of business except for (i) obsolete items, (ii) items of below-standard quality or
(iii) items for which it has established a reserve on the Current Balance Sheet for obsolescence or unmerchantability (clauses (i) through (iii), collectively, the "IMPAIRED INVENTORY") all of which items of Impaired Inventory, (A) as of the Current Balance Sheet Date, have been written off, written down or adequately reserved against to their net realizable value on the Current Balance Sheet and (B) since the Current Balance Sheet Date, have been written off, written down or adequately reserved against to their net realizable value in the books and records of such Mandara Entity. Each of the Mandara Entities has, and will through the Closing Date continue to have, adequate quantities and types of Inventories to enable it to conduct its Business consistent with past practices and anticipated operations.

         SECTION 2.15 REAL PROPERTIES.

         (a) None of the Mandara Entities owns any parcel of real property.
SCHEDULE 2.15(A) sets forth a list of all leases, licenses, concessions or similar agreements for the use or occupancy of real property to which any of the Mandara Entities is a party ("REAL PROPERTY LEASES"), true and complete copies of which have previously been made available to Buyer, in each case setting forth the lessor and lessee thereof and the address of the property covered by such lease. The real property leased pursuant to the Real Property Leases is referred to herein as the "LEASED PREMISES."

         (b) With respect to each Real Property Lease, (i) each is in full force and effect and, to the Knowledge of the Sellers, is valid and binding on the lessor party thereto, (ii) no Person other than the Mandara Entities is in possession of any portion of the Leased Premises (except as otherwise provided for by the applicable Real Property Lease) and (iii) except as otherwise disclosed on a schedule to this Agreement, no event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by any of the Mandara Entities under any of such Real Property Leases.

         (c) To the Knowledge of the Sellers, there are no (i) pending or threatened condemnation proceedings relating to the Leased Premises; (ii) pending or threatened Actions relating to the Leased Premises; or (iii) other conditions or proceedings that would reasonably be expected to have an adverse effect upon the use or occupancy of the Leased Premises by the Mandara Entity that is the lessee thereof.

         (d) The Fixed Assets of the Mandara Entities are located at the Leased Premises, except for such Fixed Assets that are not directly related to the provision of services and sales of products at such Leased Premises, and Fixed Assets (E.G., laptop computers, cellular telephones, vehicles, uniforms, etc.) that are in the possession of the personnel of the Mandara Entities in the ordinary course of business and consistent with the current policies and procedures of the applicable Mandara Entity.

         (e) All facilities located on the Leased Premises and utilized by the Mandara Entities are currently supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, as applicable, all of which services are (i) to the Knowledge of the Sellers, adequate in accordance with all applicable Laws and Orders, and (ii) adequate for the operation of the Business as currently conducted by the Mandara Entities.

         (f) No action has been taken by the Mandara Entities, or inaction by the Mandara Entities has occurred, and none of the Mandara Entities has received any written notice from any insurance carrier of any defects or inadequacies in the real property underlying the Leased Premises or of which the Leased Premises is a part or any portion thereof which would reasonably be expected to adversely affect the insurability of the Leased Premises or increase the cost of insurance covering any portion of the Leased Premises.

         SECTION 2.16 TANGIBLE ASSETS.

         (a) Each of the Mandara Entities has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it in the conduct of the Business, free and clear of any Liens (other than Permitted Liens) or restrictions on use, except in each case for such imperfections of title or leasehold interest that do not have an adverse effect on the property or asset in question.

         (b) Except as disclosed on SCHEDULE 2.16(B), the Fixed Assets (as hereinafter defined) currently in use or necessary for the Business by the Mandara Entities are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "FIXED ASSETS" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures owned or leased by the Mandara Entities as set forth on the Current Balance Sheet or acquired by the Mandara Entities since the date of the Current Balance Sheet.

         SECTION 2.17 PROPRIETARY RIGHTS. SCHEDULE 2.17 sets forth the registrations and other legal rights of the Mandara Entities to use the trademark "Mandara Spa" for the provision of spa services. Except as set forth on SCHEDULE 2.17, the Mandara Entities own or possess legal rights to use all other Proprietary Rights in the conduct of the Business as currently conducted. To the Knowledge of Sellers, use by the Mandara Entities of the Proprietary

Rights necessary for the conduct of the Business do not conflict with, or, infringe upon, the rights of others. None of the Mandara Entities has received any communications alleging that the Mandara Entities has violated or, by conducting the Business, would violate any of the Proprietary Rights of any other Person. To the Knowledge of the Sellers, the carrying on of the business of the Mandara Entities by the employees of the Mandara Entities does not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument with any Person other than Buyer, Steiner or any of their Affiliates under which any Mandara Entity is obligated with respect to any Proprietary Rights used in the Business.

         SECTION 2.18 RELATIONS WITH GOVERNMENTS, ETC. None of the Mandara Entities has, directly or through an intermediary, offered, paid, promised to pay or authorized the payment of money or offered, given, or authorized the giving of anything of value to an official, employee, officer or representative of any government, or department, agency or instrumentality of any government, or a political party, party official or candidate for political office, for purposes of inducing such person to use his/her influence to assist the Mandara Entities in obtaining or retaining business or to benefit the Mandara Entities and has not otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended.

         SECTION 2.19 MATERIAL CONTRACTS.

         (a) Except as set forth on SCHEDULE 2.19(A), none of the Mandara Entities is a party to any contract, lease, agreement, plan, license, arrangement, obligation or commitment, whether written or oral (collectively, "CONTRACTS"):

                  (i) evidencing Indebtedness or the deferred purchase price of property, or pursuant to which it has guaranteed any obligation of any other Person, except for any such Contract with an outstanding principal amount not exceeding $75,000 in the aggregate and which may be prepaid on not more than thirty (30) days' notice without payment of penalty or premium;

                  (ii) creating a Lien (other than a Permitted Lien) on any of the properties or assets of the Mandara Entities;

                  (iii) prohibiting or limiting the ability of the Mandara Entities to engage in any line of business, to compete with any Person or to carry on its business anywhere in the world;

                  (iv) that are confidentiality agreements, joint venture, partnership or limited liability company agreements or similar arrangements;

                  (v) for the purchase or sale of materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend more than one year or involve consideration in excess of $75,000 in the aggregate, other than those which could be terminated on thirty (30) days' or less notice without penalty or premium;

                  (vi) (A) for the sale, transfer, lease, license or parting with possession or ownership of any assets of the Mandara Entities (other than sales of products and services of Mandara Entities in the ordinary course of its business and consistent with past practice, and sales of obsolete or excess Inventory), or (B) for the lease of assets of the Mandara Entities to any Person (other than a Mandara Entity) where the obligation of the Mandara Entities has not been satisfied;

                  (vii) for or with respect to the lease of personal property from any Person providing for lease payments in excess of $75,000 per annum in the aggregate, other than those which could be terminated on thirty (30) days' or less notice without penalty or premium;

                  (viii) for the employment or engagement of any Person on a full-time, part-time, consulting, or other basis providing annual base compensation in excess of $75,000 in the aggregate or which provide for the payment of deferred compensation (each, an "EMPLOYMENT AGREEMENT");

                  (ix) that are agency, sales representative, broker, distribution or marketing agreements, the performance of which will extend over a period of more than one year from the date hereof and involve consideration in excess of $75,000;

                  (x) that are service or management contracts, equipment, labor, maintenance or repair contracts or other agreements (other than the Real Property Leases) affecting the Leased Premises or the operation, repair or maintenance thereof and involve consideration in excess of $75,000;

                  (xi) under which it has advanced or loaned any amounts in excess of $10,000 in the aggregate to any of its equityholders, members of the Board of Managers, directors, officers or employees; or

                  (xii) involving the license to or use by any Person (other than a Mandara Entity) of any Proprietary Right of the Mandara Entities.

         The Company has made available to the Buyer a true, complete and correct copy of each written Contract and a reasonably detailed written description of each oral Contract listed on SCHEDULE 2.19(A) (such Contracts, together with the Real Property Leases, the "COVERED AGREEMENTS").

         (b) Except as set forth on SCHEDULE 2.19(B) with respect to each Covered Agreement listed on SCHEDULE 2.19(a):

                  (i) (A) such Covered Agreement is a legally valid and binding obligation of the Mandara Entity(ies) party thereto, and such Covered Agreement will continue to be a legally valid and binding obligation of such Mandara Entity(ies) in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby, and (B) to the Knowledge of the Sellers, such Covered Agreement is a legally valid and binding obligation of each Person (other than the Mandara Entity(ies)) party thereto, and such Covered Agreement will continue to be a legally valid and binding obligation of such Person in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;

                  (ii) none of the Mandara Entities party thereto is in default under such Covered Agreement;

                  (iii) to the Knowledge of the Sellers, no other Person that is a party to such Covered Agreement is in default thereunder; and

                  (iv) to the Knowledge of the Sellers, no event has occurred or circumstance exists that (with or without the giving of notice, the lapse of time or both) gives any Person that is a party to such Covered Agreement, other than the Mandara Entities, the contractual right to declare a default, exercise any remedy under, accelerate the maturity or performance of, or terminate such Covered Agreement.

         SECTION 2.20 INSURANCE. SCHEDULE 2.20 sets forth a list of all insurance policies carried by the Mandara Entities (the "INSURANCE POLICIES"). The Insurance Policies provide coverage for the matters covered thereby in amounts and on terms that are adequate for the Business as currently conducted by the Mandara Entities in light of prevailing industry practice. Except as set forth in SCHEDULE 2.20, there have been no claims by any Mandara Entity under any insurance policies for the most recently ended three policy years. The Sellers have made available to Buyer: (a) a complete list of all worker's compensation claims with respect to the Mandara Entities for the most recently ended three (3) policy years; and (b) true, complete and correct copies of all Insurance Policies, all of which (i) have been issued by insurers of recognized responsibility and (ii) currently are in full force and effect. No insurance carried by any Mandara Entity has been canceled by the insurer, and none of the Mandara Entities has been denied insurance coverage during the past three (3) years. During the past three (3) years, none of the Mandara Entities has received any notice or other communication from any issuer of any Insurance Policy of any cancellation or termination thereof or any increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the Knowledge of the Sellers, no such cancellation, termination or increase in deductibles, retainages or premiums has been threatened.

         SECTION 2.21 EMPLOYEE MATTERS.

         (a) SCHEDULE 2.21(A) lists all Employment Agreements to which a Mandara Entity is a party that provides for annual base compensation in excess of $75,000 per year, and the Sellers have made available to Buyer true, complete and correct copies of all such Employment Agreements.

         (b) SCHEDULE 2.21(B) contains a complete list of each Employee Benefit Plan. The Mandara Entities do not have any liability with respect to any

Employee Benefit Plan other than the Employee Benefit Plans set forth on
SCHEDULE 2.21(B). No Employee Benefit Plan is a Pension Plan and no Mandara Entity maintains or contributes to or has any liability to any Pension Plan. None of the Employee Benefit Plans is (i) a voluntary employees' beneficiary association under Section 501(c)(9) of the Code, or (ii) a multi-employer welfare arrangement as defined in Section 3(40) of ERISA.

         (c) None of the Mandara Entities or any ERISA Affiliates thereof participate currently, and have never participated in, and are not required currently and have never been required to contribute to or otherwise participate in any Multiemployer Plan.

         (d) No Welfare Plan provides, and none of the Mandara Entities are required to provide, post-retirement health or life benefits, except as required by applicable law. No Welfare Plan is funded within the meaning of ERISA.

         (e) With respect to each Employee Benefit Plan: (i) each has been administered in compliance with its terms and in material compliance with all applicable laws including, without limitation, ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act (COBRA), and the Health Insurance Portability and Accountability Act of 1996 (HIPAA); (ii) no actions, suits, claims or disputes are pending or threatened against any such plan, the trustee or fiduciary of any such plan, the Mandara Entities or any assets of any such plan;
(iii) no audits, proceedings, claims or demands are pending with any Governmental Authority including, without limitation, the IRS and the Department of Labor; (iv) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any such plan participant have been duly or timely filed or distributed; (v) no "prohibited transaction", within the meaning of ERISA or the Code, or breach of any duty imposed on "fiduciaries" pursuant to ERISA has occurred; (vi) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the Closing Statement; (vii) no such plan has any unfunded liabilities which are not reflected on the Current Balance Sheet or which will not be reflected on the Closing Statement; and (viii) no Welfare Plan is a multi-employer welfare arrangement as defined in Section 3(40) of ERISA.

         (f) The Sellers have made available to Buyer copies of all written Employee Policies and Procedures and Other Compensation Plans.

         (g) Each of the Mandara Entities is in compliance in all respects with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and none of the Mandara Entities is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. There are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the Knowledge of the Sellers, threatened against the Mandara Entities before any Governmental Authority, or (ii) existing or, to the Knowledge of the Sellers, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting any of the Mandara Entities including any claim or threatened claim against such Mandara Entity by any employee of such Mandara Entity.

         (h) (i) None of the Mandara Entities nor any ERISA Affiliate thereof has ever been a party to any agreement with any union, labor organization or collective bargaining unit, (ii) no employees of the Mandara Entities are represented by any union, labor organization or collective bargaining unit and
(iii) to the Knowledge of the Sellers, none of the employees of the Mandara Entities has threatened to organize or join a union, labor organization or collective bargaining unit.

         (i) None of the Mandara Entities is a party to any agreement (other than the Employment Agreements), or has established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Mandara Entities which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any payment under Section 280G of the Code.

         SECTION 2.22 TAXES. Except as set forth on SCHEDULE 2.22:

         (a) All Mandara Entities have duly and timely filed all Returns required to be filed with the appropriate Taxing Authority, each Tax shown to be payable on each such Return has been paid, and all Taxes incurred or payable by the Mandara Entities have been timely paid. With respect to all Taxes for which any of the Mandara Entities is liable, but the payment of which is not yet due, such Taxes shall be accrued for in accordance with GAAP (with personal, real and intangible property Taxes being accrued for on a per diem basis and all other Taxes being determined as if the relevant tax period ended on the Closing Date) and shall be taken into account, together with any prepaid Taxes (as similarly determined), in the determination of the Working Capital of the Mandara Entities contemplated by SECTION 1.4. The Returns reflect accurately the Tax liabilities of the Mandara Entities required to be reflected therein.

         (b) No Liens for Taxes exist upon the Assets of the Mandara Entities except Liens for Taxes which are not yet due.

         (c) No audit or Action with respect to any Tax for which any Mandara Entity is asserted to be liable is pending or, to the Knowledge of the Sellers, threatened.

         (d) There are no requests for rulings or determinations in respect of any Taxes pending between any Mandara Entity and any Taxing Authority.

         (e) No extension of any period during which any Tax may be assessed or collected and for which any Mandara Entity is or may be liable has been granted to any Taxing Authority.

         (f) All amounts required to be withheld by any Mandara Entity and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Mandara Entities have made all deposits required by law to be made with respect to employees' withholding and other employment Taxes.

         (g) True, correct and complete copies of all material income Returns filed by or with respect to the Mandara Entities for the past three (3) years have been made available to Buyer.

         (h) None of the Mandara Entities which are limited liability companies or limited partnerships organized under the laws of states within the United States of America are treated as corporations for federal income tax purposes.

         SECTION 2.23 ABSENCE OF CERTAIN CHANGES. Since the date of the Current Balance Sheet, except as set forth in SCHEDULE 2.23, none of the following has occurred with respect to the Mandara Entities:

         (a) any circumstance, condition, event or state of facts, which has caused, or would reasonably be expected to cause, an adverse effect with respect to the Mandara Entities, taken as a whole;

         (b) any Restricted Payment;

         (c) any increase in the compensation payable to any officers, directors, managers, consultants or employees of the Mandara Entities, except for increases in the ordinary course consistent with past practice;

         (d) any distribution, sale or transfer of, or any commitment to distribute, sell or transfer, any of its assets or properties of any kind, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices (but excluding therefrom any distributions, sales or transfers to the Sellers or any Related Parties);

         (e) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, provided that the Mandara Entities may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

         (f) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring the consent of any Person to the transfer and assignment of any such assets, property or rights;

         (g) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business consistent with its past practices;

         (h) any waiver of any of its rights or claims;

         (i) other than the transactions contemplated by this Agreement, any transaction or series of related transactions by it outside of the ordinary course of its business (it being agreed that any transaction or other action that constitutes gross negligence, recklessness or intentional misconduct shall not be deemed to be in the "ordinary course" of the business of the Mandara Entities);

         (j) any investment in the Equity Interests, options, warrants, rights to acquire the Equity Interests or the Indebtedness of any Person other than short-term certificates of deposit of a commercial bank or trust company;

         (k) any capital expenditures, or commitments to make capital expenditures, singly or in the aggregate, in excess of $150,000;

         (l) any cancellation or termination of a Covered Agreement; or

         (m) any incurrence of any Indebtedness or any Guaranty not constituting Indebtedness or any commitment to incur any Indebtedness or any such Guaranty.

         SECTION 2.24 BANK RELATIONSHIPS; POWERS OF ATTORNEY. SCHEDULE 2.24 sets forth:

         (a) the name of each financial institution with which the Mandara Entities have borrowing or investment arrangements, deposit or checking accounts or safety deposit boxes;

         (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

         (c) the name of each Person holding a general or special power of attorney from with respect to the Mandara Entities and a description of the terms of each such power.

         SECTION 2.25 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 2.25 are true, correct and complete copies of (i) the audited consolidated financial statements of Mandara, including the notes thereto, as of and for the fiscal year ended January 31, 2001 together with the report of Ernst & Young LLP thereon, and (ii) the unaudited consolidated financial statements of Mandara as of and for the three (3) month period ended April 30, 2001, which unaudited financial statements were internally prepared by Mandara (the financial statements referred to in clauses (i) and (ii), collectively, the "FINANCIAL STATEMENTS")). The consolidated unaudited balance sheet of the Mandara Entities as of April 30, 2001 (the "CURRENT BALANCE SHEET DATE"), included in the Financial Statements is referred to herein as the "CURRENT BALANCE SHEET." The Financial Statements of the Mandara Entities fairly present in all material respects the financial position of the Mandara Entities at the respective balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except, in the case of interim financial statements, for normal year-end audit adjustments and the absence of footnotes. The books and records of the Mandara Entities fully and fairly reflect in all material respects all transactions, properties, assets and liabilities of the Mandara Entities. There are no extraordinary or material non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto.

         SECTION 2.26 CONTROL OF RELATED BUSINESSES. Except as disclosed on
SCHEDULE 2.26, none of the Sellers, John A. Pritzker, Thomas M. Gottlieb, either directly or together with other Persons, operates or owns a business or trade (other than the Company and Mandara Spa Asia Limited and their respective Affiliates and subsidiaries) that (a) is engaged in any line of business which is the same as or substantially similar to the Business, or (b) is party to any existing Contract with the Company.

                                  ARTICLE III.

              REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS

         As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers, severally and not jointly, hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

         SECTION 3.1 ORGANIZATION. Such Seller (a) is duly formed, validly existing and in good standing under the laws of its Organizational Jurisdiction, and (b) has all requisite power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted.

         SECTION 3.2 AUTHORIZATION AND ENFORCEABILITY. Such Seller has the power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which such Seller is a party. This Agreement has been, and each of the other Transaction Documents to which such Seller is a party will, at the time of its execution, have been duly authorized, executed and delivered by such Seller, and, when executed and delivered by each of the other parties hereto or thereto, will constitute such Seller's legally valid and binding obligation, enforceable against such Seller in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         SECTION 3.3 NO CONFLICTS. The execution, delivery and performance by such Seller of this Agreement and consummation of the transactions contemplated hereby, do not:

         (a) violate or contravene any provision of the Charter Documents of such Seller;

         (b) violate, contravene or conflict with any (i) Law, (ii) Order of any Governmental Authority having jurisdiction over any Seller, or (iii) Governmental Approval issued to any Seller; or

         (c) violate, contravene or conflict with any (i) Law or Order of any Governmental Entity having jurisdiction over such Seller, or (ii) Governmental Approval applicable to such Seller.

         SECTION 3.4 CONSENTS. Except as set forth in SCHEDULE 3.4, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with, any Person (including, without limitation, any Governmental Authority) by any Seller in order to authorize or permit the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, or (b) except for such consents, approvals, exemptions, authorizations, notices or filings with Persons other than Governmental Authorities, the failure to obtain or give, as appropriate, would not reasonably be expected to have an adverse effect on the consummation of the transactions contemplated hereby or the operation of the Business following the Closing.

         SECTION 3.5 LITIGATION, ETC. There are no Actions pending or, to the Knowledge of such Seller, threatened, against such Seller that (a) questions the validity or enforceability of any of the obligations of such Seller under this Agreement or any other Transaction Document, or (b) seeks (i) to prevent or delay the consummation by such Seller of the transactions contemplated by this Agreement, or (ii) damages in connection with any consummation by such Seller of the transactions contemplated by this Agreement or any other Transaction Document.

         SECTION 3.6 NO COMMISSIONS. Neither of the Sellers, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

         SECTION 3.7 INVESTMENT INTENT; SECURITIES DOCUMENTS. Such Seller is acquiring the Steiner Shares to be issued to it hereunder for its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Steiner Shares, except in compliance with applicable state and federal securities laws. Such Seller has such Knowledge and experience in financial and business matters that it is capable of evaluating the risks of an investment in Steiner Common Shares, has had the opportunity to discuss the transactions contemplated hereby with Steiner and has had the opportunity to obtain such information pertaining to Steiner as has been requested, including but not limited to filings made by Steiner with the SEC under the Exchange Act. Such Seller hereby represents that it can bear the economic risk of losing its investment in Steiner Common Shares and has adequate means for providing for current financial needs and contingencies. Such Seller acknowledges receiving the Steiner SEC Reports prior to the Closing Date, in accordance with the requirements of the Securities Act.

                                  ARTICLE IV.

               REPRESENTATIONS AND WARRANTIES OF BUYER AND STEINER

         As a material inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Buyer and Steiner, severally and not jointly, hereby represent and warrant to the Sellers, as of the date of this Agreement and as of the Closing Date, as follows:

         SECTION 4.1 ORGANIZATION. Each of Buyer and Steiner (a) is duly formed, validly existing and in good standing under the laws of its Organizational Jurisdiction, and (b) has all requisite power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted.

         SECTION 4.2 AUTHORIZATION AND ENFORCEABILITY. Each of Buyer and Steiner has the corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which such it is a party. This Agreement has been, and each of the other Transaction Documents to which Buyer and/or Steiner is a party will, at the time of its execution, have been duly authorized, executed and delivered by Buyer and/or Steiner, and, when executed and delivered by each of the other parties hereto or thereto, will constitute each of Buyer's and Steiner's legally valid and binding obligation, enforceable against Buyer and Steiner in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         SECTION 4.3 NO CONFLICTS. The execution, delivery and performance by Buyer and Steiner of this Agreement and consummation of the transactions contemplated hereby, do not:

         (a) violate or contravene any provision of the Charter Documents of either of Buyer or Steiner;

         (b) violate, conflict with, or give any Person a contractual right to declare a default, accelerate or terminate (in each case with or without notice or lapse of time or both), any provision of any agreement to which Steiner or Buyer is a party or by which any of their respective assets are bound;

         (c) except as set forth in SCHEDULE 4.3, result in the creation or imposition of any Liens, except for Permitted Liens and the Notes, with respect to any of the assets or properties of Buyer or Steiner; or

         (d) violate, contravene or conflict with any (i) Law, (ii) Order of any Governmental Authority having jurisdiction over either Buyer or Steiner, or
(iii) Governmental Approval issued to either Buyer or Steiner.

         SECTION 4.4 CONSENTS. Except as set forth in SCHEDULE 4.4, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with, any Person (including, without limitation, any Governmental Authority) by either Buyer or Steiner (a) in order to authorize or permit the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, or (b) under or pursuant to any Governmental Approval held by or issued to any Mandara Entity (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

         SECTION 4.5 LITIGATION, ETC. There are no Actions pending or, to the knowledge Buyer or Steiner, threatened, against any of Buyer, Steiner or any of their respective subsidiaries, and neither Buyer nor Steiner has received any notice of any pending investigations by any Governmental Authority nor, to the their knowledge is any such investigation threatened.

         SECTION 4.6 NO COMMISSIONS. Except as disclosed on SCHEDULE 4.6, neither Buyer nor Steiner has, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation. None of the Sellers nor any of their affiliates have or will have any liability for any commissions or other amounts now or hereafter payable to any broker, finder or agent of or to Steiner or Buyer as a result of the transactions contemplated hereby.

         SECTION 4.7 STEINER SHARES. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the Steiner Shares to the Sellers, the Steiner Shares will be validly issued, fully paid and non-assessable shares of Steiner Common Shares.

         SECTION 4.8 SEC REPORTS. Copies of the most recent annual report on Form 10-K, the Annual Report to shareholders, all quarterly reports filed since the filing of the Form 10-K, the Proxy Statement for the most recent annual meeting of shareholders of Steiner, and any other filings or reports filed or made to the United States Securities and Exchange Commission (collectively, the "STEINER SEC REPORTS") have been filed and are available via the United States Securities and Exchange Commission's EDGAR system except where such Steiner SEC Reports are not required to be filed thereon. As of their respective dates, none of the Steiner SEC Reports contained any untrue statements of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Steiner has timely filed all SEC Reports required to be filed by it pursuant to the Securities Act and the Exchange Act which complied as to form at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         SECTION 4.9 GOVERNMENTAL APPROVALS; COMPLIANCE WITH LAWS. Except as disclosed in the Steiner SEC Reports or for matters that would not reasonably be expected to have a Steiner Material Adverse Effect, each of Steiner and Buyer:

         (a) is in compliance with all Laws and Orders of any Governmental Authority having jurisdiction over it or the operation of its business;

         (b) has all Governmental Approvals that are necessary for to permit it to conduct and operate its business (or portion thereof) in the manner it currently conducts and operates such business and to permit it to own and use its assets in the manner in which it currently owns and uses them; and

         (c) is in compliance with all of the terms and requirements of each of its Governmental Approvals and no notice has been received by it, or, to the knowledge of Steiner, any of its employees any notice from any Governmental Authority of its intention to cancel, terminate, suspend or not renew any of those Governmental Approvals

         SECTION 4.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Steiner SEC Reports, Steiner has no liabilities or obligations whether accrued, absolute, fixed, contingent or otherwise, except (a) to the extent reflected or taken into account in the Steiner's most recent balance sheet and not heretofore paid or discharged; and (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Steiner's most recent balance sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any Litigation).

                                   ARTICLE V.

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         SECTION 5.1 CONDUCT OF BUSINESS PENDING THE CLOSING.

         (a) From the date hereof until the Closing, except with the prior written consent of the Buyer or as otherwise expressly permitted or required by this Agreement, the Sellers shall cause each of the Mandara Entities to:

                  (i) carry on its business in substantially the same manner as it has heretofore and not introduce any new method of management, operation or accounting (except as required by GAAP or any applicable Law or Order);

                  (ii) comply with the terms and conditions of, and not cancel, its present insurance policies;

                  (iii) use its commercially reasonable efforts to (A) maintain and preserve its business organization intact, and (B) retain the services of its present employees;

                  (iv) comply with all applicable Governmental Requirements and provide notice to Buyer of any governmental inquiry, notice or investigation; and

                  (v) maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not incur new Indebtedness or enter into new lease instruments or agreements, except for endorsement of the promissory notes evidencing the Seller Loans.

         (b) From the date hereof until the Closing, except with the prior written consent of the Buyer or as otherwise expressly permitted or required by this Agreement, the Sellers shall ensure that none of the Mandara Entities will:

                  (i) make any change in its Charter Documents;

                  (ii) issue any additional Equity Interests or issue or otherwise create any options, warrants or rights to acquire any of its Equity Interests;

                  (iii) make any Restricted Payment;

                  (iv) increase or agree to increase the compensation payable to any member of its Board of Managers, or any officers, directors, managers, consultants or employees except for increases in the ordinary course consistent with past practice;

                  (v) make any investments (other than short-term certificates of deposit of a commercial bank or trust company) in the Equity Interests (or options, warrants or rights to acquire the Equity Interests) or Indebtedness of any Person;

                  (vi) enter into any contract to incur, or otherwise agree to incur any liability or make any capital payment or expenditure of any kind in excess of $150,000, other than in the ordinary course of its business and consistent with its past practice (it being agreed that the foregoing restriction shall not prohibit or limit the ability of any of the Mandara Entities to enter into contractual obligations or otherwise incur liabilities in respect of any Development Projects or Approved Expansion Projects pursuant to the terms and conditions of this Agreement);

                  (vii) (A) prepay any Indebtedness other than in the ordinary course of business consistent with past practices, or (B) create, assume or permit to be created or imposed any Liens, except for Permitted Liens, upon any of its assets or properties, whether now owned or hereafter acquired other than in the ordinary course of business consistent with past practice;

                  (viii) except as required by any applicable Law or Order, (A) adopt, establish, amend or terminate any of its Employee Benefit Plans, or any Other Compensation Plans or Employee Policies and Procedures or
         (B) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (y) deplete the assets of any of its Employee Benefit Plans, or (z) increase the liabilities or obligations under any such plan;

                  (ix) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property or equipment other than in the ordinary course of its business and consistent with its past practice, or to dispose of excess or obsolete inventory or equipment other than for appropriate value;

                  (x) negotiate for the acquisition of any Entity or the start-up of any new line of business;

                  (xi) waive any of its rights or claims, provided that it may negotiate and adjust bills and Receivables in the course of good faith disputes with customers in a manner consistent with past practice;

                  (xii) effect any other transaction that is not in the ordinary course of its business and consistent with its past practice or that is prohibited hereby; or

                  (xiii) amend or terminate any Covered Agreement to which it is a party.

         (c) From the date hereof until the Closing, except with the prior written consent of the Buyer or as otherwise expressly permitted or required by this Agreement, neither of the Sellers shall:

                  (i) make or revoke any Tax election respecting the Mandara Entities that affects such Mandara Entity, Buyer or the Membership Interest; or

                  (ii) directly or indirectly purchase or sell (including short sales) any Steiner Common Shares in any transactions effected on The Nasdaq Stock Market or otherwise.

                                  ARTICLE VI.

                        CERTAIN AGREEMENTS AND COVENANTS
           OF THE PARTIES PENDING THE CLOSING AND RELATED TAX MATTERS

         SECTION 6.1 NO SHOP. Between the date hereof and the Closing, none of the Sellers shall solicit or encourage, and the Sellers shall ensure that none of the Mandara Entities solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Mandara Entities, or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Mandara Entities, Buyer or any of Buyer Affiliates to, or have any discussions with, any Person relating to such an offer or proposal or otherwise facilitate any effort or attempt to make or implement such an offer or proposal. Each of the Sellers shall, and shall cause each of the Mandara Entities to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this SECTION 6.1 of the obligations undertaken in this SECTION 6.1.

         SECTION 6.2 ACCESS TO INFORMATION; COOPERATION.

         (a) From the date hereof and until the Closing, each of the Sellers shall, and shall cause the Mandara Entities to, (i) afford to the Representatives of the Buyer, at reasonable times, reasonable access to the key employees, sites, properties, books and records of each of the Mandara Entities,
(ii) provide Buyer with such additional financial and operating data and other information relating to the business and properties of each of the Mandara Entities as Buyer may from time to time reasonably request and (iii) cooperate with Buyer and its Representatives in the preparation of any documents or other material that may be required in connection with this Agreement or any other Transaction Document. From the date hereof and until the Closing, each of the Buyer and Steiner shall (i) afford to the Representatives of the Sellers, at reasonable times, reasonable access to the key employees, sites, properties, books and records of Steiner, (ii) provide Sellers with such additional financial and operating data and other information as Sellers may from time to time reasonably request, and (iii) cooperate with Sellers and their Representatives in the preparation of any documents or other material that may be required in connection with this Agreement or any other Transaction Document. Each of the Parties will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of ARTICLE XII.

         (b) If this Agreement is terminated pursuant to ARTICLE XIII, each Party promptly shall return all written Confidential Information of the other Parties it then possesses to such other Parties.

         SECTION 6.3 TAX MATTERS.

         (a) For any period ending on or before the Closing Date, (i) the Sellers shall prepare, or cause to be prepared, all income tax Returns of the Mandara Entities, (ii) the Mandara Entities shall prepare, or cause to be prepared, all other Returns of the Mandara Entities and (iii) the Mandara Entities shall file, or cause to be filed, all such Returns, and the Mandara Entities shall pay or cause to be paid, on a timely basis, all Taxes due thereon which are the obligations of the Mandara Entities. The Sellers shall prepare and provide Buyer with a copy of Mandara's federal income tax Return for the tax period ending on the Closing Date at least 30 days prior to the due date for its filing and, if requested by the Buyer, such Return shall include all documents and statements necessary for the making of an election pursuant to Section 754 of the Code with respect to Mandara.

         (b) The Parties shall cooperate and provide each other with such information and records and access to officers, directors, employees and agents as may be reasonably required in connection with the preparation of any Return or in any Tax audit or other Tax proceeding relating to the Mandara Entities.

         (c) At the Closing, each Seller shall complete, execute and deliver to Buyer an executed certificate in the form attached hereto as EXHIBIT 6.3(C), to the effect that no withholding is required under Section 1445 of the Code in connection with the transactions contemplated by this Agreement.

         (d) With respect to any particular Tax of a Mandara Entity relating to a particular tax period (or portion thereof) ending on or prior to the Closing Date, Buyer shall promptly pay to each Seller such Seller's proportionate share of the excess of (i) the sum of the amount of such Taxes for such tax period actually paid by such Mandara Entity (or its Affiliates) on or before the Closing Date (if any) plus the amount of such Taxes for such tax period treated as a current liability in calculating the Final Working Capital Amount pursuant to SECTION 1.4 (if any) over (ii) the sum of the actual amount of such Taxes incurred (as may be determined in connection with a Return filing, a "determination" as defined in Section 1313(a) of the Code or a similar provision of state, local or foreign Law, or any other event) for such tax period (for a tax period ending after the Closing Date, the amount of such Taxes relating to the portion of the tax period ending on the Closing Date shall be computed as if the relevant tax period ended on the Closing Date, except that personal, real and intangible Taxes shall be allocated on a per diem basis) plus the amount of such Taxes for such tax period treated as a current asset in calculating the Final Working Capital Amount pursuant to SECTION 1.4 (if any). Notwithstanding the foregoing, any amounts that would otherwise be payable to Sellers pursuant to this SECTION 6.3(D) shall be retained by Buyer, Steiner or the Mandara Entities, as the case may be, and shall offset, on a dollar-for-dollar basis, the amount of any Indemnifiable Damages incurred by Buyer, Steiner or the Mandara Entities arising out of, or resulting from, any breach of any representation or warranty set forth in SECTION 2.22 (which amount shall be calculated, for the purposes of this SECTION 6.3(D) only, without regard to the Indemnification Threshold).

         SECTION 6.4 BUSINESS RELATIONS. The Sellers, Buyer and Steiner shall cooperate to present the transactions contemplated hereby to the parties with which the Mandara Entities have material contractual relations (I.E., lessors and other facility owners/operators), as soon as practicable after the date hereof and consistent with applicable securities laws and other Laws, in such a manner as to minimize the disruption to the Business and assure such contractual parties that the Mandara Entities will continue to be operated by substantially the same management team and in accordance with past practices. The Parties shall cooperate to ensure that such contacts with contractual parties are made in a manner reasonably acceptable to Sellers and the Mandara Entities, including, without limitation, the delivery of a letter of introduction from Steiner and Buyer to each of such contractual parties.

         SECTION 6.5 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the Parties shall use its commercially reasonable efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its control to fulfill, satisfy or discharge each of the agreements, covenants and other obligations that it has undertaken pursuant to this Agreement or any other Transaction Document. Each of the Parties shall use its commercially reasonable efforts to obtain all consents, approvals, exemptions, authorizations and shall give all of the notices described in SCHEDULE 2.4, SCHEDULE 3.4 and SCHEDULE 4.4 in connection with the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VII.

                        CLOSING DELIVERIES AND CONDITIONS

         SECTION 7.1 CLOSING DELIVERIES OF THE SELLERS. The obligation of Buyer and Steiner to consummate the transactions contemplated by this Agreement shall be subject to the delivery, prior to or at Closing, of each of the following by Sellers (the delivery of any or all of which may be waived by Buyer and Steiner in their discretion):

         (a) a counterpart signature page to the Employment Agreement, dated as of the Closing, between Thomas M. Gottlieb and Mandara, duly executed by Mr. Gottlieb, which Employment Agreement shall be in substantially the form attached hereto as EXHIBIT 7.1(A) (the "GOTTLIEB EMPLOYMENT AGREEMENT");

         (b) a counterpart signature page to the Registration Rights Agreement, dated as of the Closing, duly executed by each of the Sellers;

         (c) the original promissory notes evidencing the Seller Loans, each duly endorsed and collaterally assigned by the holder thereof in favor of Buyer;

         (d) an opinion of Latham & Watkins, counsel to Sellers, dated as of the Closing Date, in the form attached hereto as EXHIBIT 7.1(D);

         (e) good standing certificates (or similar certifications of status), dated not more than thirty (30) business days prior to the Closing Date, of each of the Mandara Entities issued by the appropriate Governmental Authorities or other Persons (i) in their Organizational Jurisdiction and (ii) in each other jurisdiction where they are qualified to do business;

         (f) Assignments of Membership Interests, dated as of the Closing Date, in the form attached hereto as EXHIBIT 7.1(F), executed by each of the Sellers assigning the Membership Interests in the Company to Buyer;

         (g) a Mutual General Release, in the form attached hereto as EXHIBIT 7.1(G) (the "RELEASE"), executed by each of the Sellers releasing claims against the Mandara Entities;

         (h) an undertaking from each of Non-Compete Party agreeing to be bound by the restrictions set forth under ARTICLE X of this Agreement;

         (i) the Charter Documents of the Mandara Entities;

         (j) a Limited Guaranty of HG, Inc. ("GUARANTOR") guaranteeing the obligations of RSS under this Agreement, which shall be in the form attached hereto as EXHIBIT 7.1(J)(I); and

         (k) a counterpart signature page to a Pledge and Security Agreement, dated as of the Closing Date, between SPS and Buyer (the "PLEDGE AGREEMENT"), duly executed by SPS, which Pledge Agreement shall be in substantially the form attached hereto as EXHIBIT 7.1(K), and shall be accompanied by a stock power executed in blank and instructions to Steiner to deliver any Steiner Shares otherwise deliverable to SPS hereunder to the pledgee under said Pledge Agreement.

         SECTION 7.2 ADDITIONAL CONDITIONS TO THE OBLIGATION OF BUYER AND STEINER. The obligation of Buyer and Steiner to consummate the transactions contemplated by this Agreement shall be subject to the following additional condition: (any or all of which may be waived by Buyer and Steiner in their discretion):

         (a) between the date hereof and the Closing Date, there shall have been no Material Adverse Change in the Business of the Mandara Entities, taken as a whole, caused by the grossly negligent, reckless or intentional misconduct of
(i) any Seller, (ii) any member, member of the board of managers or officer of any Seller, or (iii) any of Thomas M. Gottlieb, Thomas R. Posey, Alton Higa or Darryll Leiman;

         (b) Sellers shall have delivered to Buyer a certificate confirming that the condition set forth in SECTION 7.2(A) has been satisfied.

         SECTION 7.3 CLOSING DELIVERIES OF BUYER AND STEINER. The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the delivery, prior to or at Closing, of each of the following by Buyer and/or Steiner (the delivery of any or all of which may be waived by Sellers in their discretion):

         (a) a counterpart signature page to the Gottlieb Employment Agreement, duly executed by Mandara;

         (b) a counterpart signature page to the Registration Rights Agreement, duly executed by Steiner;

         (c) a counterpart signature page to a the Pledge Agreement duly executed by Steiner;

         (d) the Consideration (less (i) the amount of the Non-Refundable Deposit, and (ii) and Steiner Shares being pledged by SPS pursuant to the Pledge Agreement), which Consideration shall be delivered to the Sellers in accordance with the terms of Section 1.3 hereof free and clear of any Liens;

         (e) an opinion of (i) Akerman, Senterfitt & Eidson, P.A., U.S. counsel to Buyer and Steiner, in the form attached hereto as EXHIBIT 7.3(E)(I), and (ii) Harry B. Sands, Bahamian counsel to Buyer and Steiner, in the form attached hereto as EXHIBIT 7.3(E)(II);

         (f) good standing certificates (or similar certifications of status), dated not more than thirty (30) business days prior to the Closing Date, of each of Buyer and Seller issued by the appropriate Governmental Authorities or other Persons (i) in their Organizational Jurisdiction, and (ii) in each other jurisdiction where they are qualified to do business;

         (g) a certificate, duly executed by an executive officer of Steiner, certifying that Steiner did not purchase, or cause the purchase of, any Steiner Common Shares during the period used to determine the Average Closing Sales Price of the Steiner Shares;

         (h) one or more letters of introduction from Steiner to be delivered by Sellers in connection with the presentations contemplated by SECTION 6.4 hereof, which letters shall be in substantially the form of EXHIBIT 7.3(H) attached hereto; and

         (i) the Release, executed by the Company releasing claims of the Mandara Entities against the Sellers.

                                 ARTICLE VIII.

                         COVENANTS FOLLOWING THE CLOSING

         SECTION 8.1 MANDARA'S OPERATIONS DURING THE TEST PERIOD. The Parties agree that a person mutually acceptable to Buyer and the Sellers (the "OPERATIONAL MANAGER") shall, subject to the provisions of this SECTION 8.1, retain primary day-to-day responsibility and decision-making authority with respect to the business and operations of the Mandara Entities during the Test Period, including, without limitation, the right to make disbursements of funds with respect to the Development Projects in accordance with the Development Schedule. Notwithstanding the foregoing, the Parties agree that Buyer shall have the right, power, and authority to take any action or make any decision with respect to Mandara's business and operations that it deems reasonably necessary (a "NECESSARY ACTION") to preserve and maintain the Business and operations (including, without limitation, its goodwill) of the Mandara Entities in accordance with past practices; PROVIDED, HOWEVER, that none of Buyer, Steiner or any Steiner Affiliates may take any Necessary Action that would reasonably be expected to have an adverse impact on the ability of the Mandara Entities to achieve the Guaranteed EBITDA Surplus Amount without the prior written consent of Thomas M. Gottlieb (which consent shall not be unreasonably withheld), or if he is not employed by the Company, each of the Sellers (which consent shall not be unreasonably withheld) and, in each instance, Buyer agrees that it shall use commercially reasonable efforts to minimize the adverse impact of such Necessary Action, if any, on the ability of the Mandara Entities to meet or exceed the Guaranteed EBITDA Surplus Amount. The parties agree that the Operational Manager shall be Thomas M. Gottlieb for so long as he is employed by Buyer or Steiner.

         SECTION 8.2 DEVELOPMENT PROJECTS. Subject to SECTION 8.1, during the Test Period, Buyer shall cause the Mandara Entities, to continue fund each Development Project in accordance with the Development Schedule.

         SECTION 8.3 APPROVED EXPANSION PROJECTS.

         (a) Attached hereto as SCHEDULE 8.3(A) is a schedule of proposed expansion projects (the "EXPANSION PROJECTS") with respect to the existing spa facilities operated by the Mandara Entities at Paris Las Vegas in Las Vegas, Nevada (spa expansion space) and the Atlantis Resort and Casino on Paradise Island, The Bahamas (new spa building and thalasso enclosure), which schedule sets forth (i) the proposed or actual design specifications, scope, status, development timetable and estimated completion date for each Expansion Project,
(ii) a good faith estimate of the revenue anticipated to be generated by such Expansion Project for the three (3) year period following its completion, and
(iii) a breakdown of all amounts projected to be expended by the Mandara Entities to complete each Expansion Project, including, without limitation, all amounts necessary to construct, fit-out and equip such Expansion Project with all equipment and fixtures, as budgeted pursuant to any contract related to such Expansion Project by the Mandara Entities, for the operation of spa, beauty and/or fitness facilities and the provision of related services as contemplated by, and at a quality level commensurate with that required by, the lease or concession agreement or other contract related to such Expansion Project.

         (b) In the event that Buyer and/or Steiner desires to have the Mandara Entities develop or undertake any or all of the Expansion Projects, Buyer and/or Steiner shall, on or prior to Closing, notify Sellers in writing which Expansion

Projects it desires to have the Mandara Entities pursue (each, an "APPROVED EXPANSION PROJECT"). With respect to each Approved Expansion Project, the parties agree that, during the Test Period: (i) Buyer shall cause the Mandara Entities to fund and develop each Approved Expansion Project in accordance with the development schedule set forth on SCHEDULE 8.3(A); (ii) any EBITDA resulting from or otherwise generated by any of such Approved Expansion Projects shall be included in the EBITDA of the Mandara Entities for the purposes of the calculations under SECTION 1.5; and (iii) any amounts actually expended by the Mandara Entities to construct and fit out the Approved Expansion Projects shall be used to determine the amount of Additional Capital Expenses pursuant to
SECTION 1.5(B)(IV).

         (c) In the event that Buyer does not timely elect to treat any Expansion Project as an Approved Expansion Project, the parties agree that, during the Test Period, none of the Mandara Entities, Buyer, Steiner or any of their Affiliates shall, directly or indirectly, develop, construct, pursue or otherwise undertake (or agree to do any of the foregoing) any such Expansion Project without the prior written consent of the Sellers.

         SECTION 8.4 APPROVED PIPELINE PROJECTS.

         (a) At the Closing or as soon as practicable thereafter, Steiner and Sellers shall each deliver to the other a list of all land-based spa development opportunities that are being actively pursued by Steiner or the Mandara Entities, as the case may be, as of the Closing Date (such projects, the "PIPELINE PROJECTS"). For the purposes of this Agreement, the term "actively pursued" shall mean that (i) good faith oral and/or written communications commenced prior to April 1, 2001 and are continuing with a third party owner/operator with respect to such development opportunity; and (ii) the development opportunity is one which Steiner or the applicable Mandara Entity, as the case may be, believes in good faith it is capable of being awarded and, if awarded, developing consistent with the anticipated terms and conditions of such project. In the event that either Steiner, on the one hand, or Sellers, on the other hand, dispute the inclusion or attempted inclusion of a Pipeline Project on the list delivered to it hereunder, the Parties shall attempt to resolve such dispute in good faith (including, without limitation, providing the Party(ies) objecting to the inclusion or attempted inclusion such evidence as such disputing Party(ies) may reasonably request to establish that the Pipeline Project in question was actively pursued within the time periods specified herein). In the event that the Parties are unable to resolve any such disputes within ten (10) business days following the Closing, they shall jointly select a mutually acceptable third party (it being agreed that any "big five" accountant shall be deemed mutually acceptable), who shall determine whether the project in question properly constitutes a Pipeline Project of the Party claiming the same within the meaning of this Agreement. Such mutually acceptable third party shall make such determination within thirty (30) days following the submission of the matter to it for resolution, and such determination shall be final and binding upon the Parties. If the project is determined to be a Pipeline Project, the Party(ies) that challenged its inclusion as a Pipeline Project shall bear the expense of the such third party; if the project is determined not to be a Pipeline Project, the Party(ies) that initially sought its inclusion shall bear the expense of the such third party.

         (b) With respect to any Pipeline Projects that are included on the list delivered by Sellers, and which are NOT on the list delivered by Steiner (such projects, the "MANDARA PIPELINE PROJECTS"), the parties agree that each such project shall be deemed an "APPROVED PIPELINE PROJECT" in the event that (i) Buyer desires to have the Mandara Entities develop or commit to develop such Mandara Pipeline Project and delivers written notice to such effect to Sellers prior to the six month anniversary of the Closing Date; and (ii) Shiseido Investment US, Inc. (or any Affiliate thereof) agrees to fund its proportional share of any development expenses estimated to be incurred in connection with such Mandara Pipeline Project or to an appropriate reduction in its percentage ownership interest of Mandara as a result of Buyer's funding such amount. With respect to each Approved Pipeline Project, the parties agree that, during the Test Period: (i) Buyer shall cause the Mandara Entities to fund and develop each Approved Pipeline Project in accordance with the development schedule established therefor (which development schedule shall be mutually agreeable to Steiner and Sellers); (ii) Sellers shall have the option to have any EBITDA resulting from or otherwise generated by any of such Approved Pipeline Projects be included in the EBITDA of the Mandara Entities for the purposes of the calculations under SECTION 1.5; and (iii) in the event Sellers elect to have such EBITDA included in the calculation of EBITDA pursuant to the foregoing clause (ii), any amounts actually expended by the Mandara Entities to construct and fit out the Approved Pipeline Projects shall be used to determine the amount of Additional Capital Expenses pursuant to SECTION 1.5(B)(IV).

         (c) The parties agree that, except for Approved Pipeline Projects, prior to the six month anniversary of the Closing Date, none of the Mandara Entities, Buyer, Steiner or any of their Affiliates shall, directly or indirectly, develop, construct, pursue or otherwise undertake (or agree to do any of the foregoing) any Mandara Pipeline Project without the prior written consent of the Sellers; PROVIDED, HOWEVER, that this restriction shall not apply to any Mandara Pipeline Project with respect to which Shiseido Investment US, Inc. (or any of its Affiliates) refuses to fund its proportional share of any estimated development expenses or does not agree to an appropriate reduction in its percentage ownership interest of Mandara as a result of Buyer's funding such amount.

         SECTION 8.5 ADDITIONAL AGREEMENT WITH RESPECT TO DEVELOPMENT PROJECTS.

         (a) Except for (i) the Development Projects, (ii) any Approved Expansion Projects, (iii) any Approved Pipeline Projects that Sellers elect to have included in EBITDA calculations pursuant to SECTION 8.4(B), and (iv) other projects that the parties hereafter agree in writing shall be included in the EBITDA calculations under SECTION 1.5, the parties agree that, during the Test Period, the Mandara Entities shall not undertake or agree to undertake any other spa development projects without the consent of the Operational Manager, which consent shall not be unreasonably withheld (it being agreed that the Operational Manager shall be entitled to take into account the interests of the Sellers in determining whether or not to consent to such any of such spa development projects).

         (b) Except for (i) the Development Projects, (ii) any Approved Expansion Projects, (iii) any Approved Pipeline Projects that Sellers elect to have included in EBITDA calculations pursuant to SECTION 8.4(B), and (iv) other projects that the parties hereafter agree in writing shall be included in the EBITDA calculations under SECTION 1.5, the parties agree that, during the Test Period, no income or expenses from any other development projects, operations or spa facilities of the Mandara Entities (collectively, the "EXCLUDED PROJECTS") shall be included for the purposes of the EBITDA calculations under SECTION 1.5.

         SECTION 8.6 AGREEMENT REGARDING MICRONESIAN RECEIVABLES.

         (a) In the event that any of the accounts receivable of the Mandara Entities in respect of operations in Guam and Saipan that (i) have remained uncollected for more than ninety (90) days from the due date thereof as of the Closing Date, and (ii) are not collected in full prior to September 30, 2001 (such accounts receivable, the "UNCOLLECTED MICRONESIAN RECEIVABLES"), such non-collection shall, notwithstanding any provision herein to the contrary, constitute a breach of the representations and warranties of Sellers under
SECTION 2.14(A) hereof. After September 30, 2001, but not at any time prior thereto, Buyer shall be entitled to make a claim for indemnification under
ARTICLE IX hereof for sixty percent (60%) of the amount of such Uncollected Micronesian Receivables. The parties agree that any collections made in respect of such Uncollected Micronesian Receivables shall reduce the amount of Buyer's indemnification claim by the amount actually so collected. Following any indemnification payment in respect of the Uncollected Micronesian Receivables, Buyer shall, at the request of the Sellers, cause the Mandara Entities to assign to the Sellers or their designee any Uncollected Micronesian Receivables for which payment has been made.

                                  ARTICLE IX.

                                 INDEMNIFICATION

         SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE II, ARTICLE III and ARTICLE IV and in any certification thereof delivered in connection herewith will terminate and expire on the eighteen (18) month anniversary of the Closing Date, except (a) the representations and warranties in SECTION 2.21 and SECTION 2.22 will survive until the expiration of the applicable statutes of limitation (including all periods of extension and tolling), if any; (b) the representations and warranties set forth in SECTIONS 2.1, 2.2, 2.6, 2.7, 2.8, 3.1, 3.2, 3.6, 3.7, 4.1, 4.2, 4.6, AND 4.7 shall survive indefinitely; and (c)
the representations and warranties in SECTION 2.12 will survive until the third anniversary of the Closing Date. Notwithstanding anything in this Agreement to the contrary, a party shall have the right to commence Litigation after the expiration of any of the above-specified time periods with respect to claims as to which proper notice was provided to the party against which such claim is being asserted prior to the expiration of such time period.

         SECTION 9.2 AGREEMENT BY THE SELLERS TO INDEMNIFY. Each of the Sellers agrees to indemnify and hold the Buyer and Steiner and each of its subsidiaries, officers, directors, employees, Affiliates, successors and assigns (collectively, the "BUYER INDEMNIFIED PARTIES") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable related counsel and paralegal fees and expenses) incurred or suffered by the Buyer Indemnified Parties arising out of or resulting from:

         (a) any breach of a representation or warranty made jointly and severally by the Sellers in ARTICLE II of this Agreement;

         (b) any breach of a representation or warranty made severally by either of the Sellers in ARTICLE III of this Agreement;

         (c) any breach of the covenants or agreements made by either of the Sellers in SECTIONS 1.4 or 1.5, or ARTICLE X of this Agreement; or

         (d) any breach of the covenants or agreements made by either of the Sellers in this Agreement (other than the covenants or agreements made severally by either of the Sellers pursuant to SECTIONS 1.4 or 1.5, or ARTICLE X of this Agreement),

         (e) The indemnification obligations of the Sellers shall be: (i) several, and not joint, with respect to claims under SECTION 9.2(B) and SECTION 9.2(C) (it being agreed that no Seller shall have any liability hereunder other than with respect breaches of the representations, warranties and covenants referenced to in such sections by such Seller); and (ii) joint and several with respect to claims under SECTION 9.2(A) or SECTION 9.2(D). For the avoidance of doubt, the Parties agree and acknowledge that any Indemnifiable Damages of the Buyer Indemnified Parties hereunder shall be determined, calculated and limited to the amount of the Indemnifiable Damages incurred by Buyer/Steiner in respect thereof (E.G., if a breach of a Seller representation represents $1,000,000 in damages to Mandara Spa LLC, the harm to, and Indemnifiable Damages of, the Buyer Indemnified Parties in respect thereof would be $600,000 (I.E., Buyer's 60% ownership interest in Mandara Spa LLC multiplied by $1,000,000)).

         SECTION 9.3 AGREEMENT BY THE BUYER AND STEINER TO INDEMNIFY. Each of the Buyer and Steiner, jointly and severally, agrees to indemnify and hold each of the Sellers and their respective members, managers, officers, directors and successors thereof (the "SELLER INDEMNIFIED PARTIES") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Seller Indemnified Parties arising out of or resulting from:

         (a) any breach of a representation or warranty made by the Buyer or Steiner in this Agreement; or

         (b) any breach of the covenants or agreements made by the Buyer or Steiner in this Agreement.

         SECTION 9.4 THIRD PARTY ACTIONS. With respect to each claim made by a third party for which an Indemnified Party (as hereinafter defined) seeks indemnification under this ARTICLE IX (a "THIRD PARTY CLAIM"), the Indemnified Party shall give prompt notice to the Indemnifying Party (as hereinafter defined) of the Third Party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of the Indemnifying Party unless the Indemnifying Party has been materially prejudiced thereby (and such failure to notify the Indemnifying Party will not relieve it or him from any other liability he or it may have to the Indemnified Party). The Indemnifying Party will have the right to defend the Indemnified Party against any Third Party Claim with counsel of their choice reasonably satisfactory to the

Indemnified Party so long as and to the extent that (a) the Indemnifying Party notifies the Indemnified Party in writing, within fifteen (15) days after receipt from the Indemnified Party of notice of the claim, that the Indemnifying Party will indemnify the Indemnified Party, to the extent provided in this Agreement, from and against any damages with respect to which such Indemnified Party is entitled to indemnification under SECTION 9.2 or SECTION 9.3 hereof (collectively, "INDEMNIFIABLE DAMAGES") that the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim; (b) the claim seeks the recovery of solely money damages and does not contain a claim for an injunction, specific performance, a declaration of rights or other equitable relief; and (c) the Indemnifying Party conducts the defense of the claim actively and diligently. If there is a conflict of interest, however, that would prevent counsel for the Indemnifying Party from also representing the Indemnified Party as reasonably determined by the Indemnified Party, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on behalf of the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of their election to so assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party pursuant to the provisions of this
ARTICLE IX for the related counsel and paralegal fees and expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, unless
(i) the Indemnified Party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the commencement of the action, or (iii) the Indemnifying Party has not authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. Notwithstanding anything to the contrary in this Section, the Indemnifying Party shall have no right to settle or compromise, without the prior written consent of the Indemnified Party, any action for which they have assumed the defense to the extent the settlement or compromise provides for any injunctive or other equitable relief against the Indemnified Party other than monetary damages, or does not include as an unconditional term thereof the providing to the Indemnified Party by the third party of a release of all liability in respect of such claim, and nothing stated in this Section shall otherwise affect the Indemnifying Party's obligation to pay the Indemnified Party all Indemnifiable Damages pursuant to the provisions of this ARTICLE IX. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any action assumed by the Indemnifying Party in accordance with the terms of this Section and shall make available to the Indemnifying Party such information as the Indemnifying Party reasonably requests in connection with any such defense. For purposes of this Section 9.4, an "INDEMNIFIED PARTY" shall mean a party claiming indemnification under this Agreement, and an "INDEMNIFYING PARTY" shall mean a party from whom indemnification is sought under this Agreement. The payments required by this SECTION 9.4 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

         SECTION 9.5 LIMITS ON INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Agreement and in lieu of qualifying the representations and warranties in ARTICLE II (other than in SECTIONS 2.11, 2.21(E) and 2.25), ARTICLE III and ARTICLE IV (other than in SECTION 4.9) by materiality or Material Adverse Effect, the parties agree that:

         (a) no amount shall be payable by any Indemnifying Party pursuant to SECTIONS 9.2(A), 9.2(B), 9.3(A) unless (i) with respect to a potential claim, such claim for Indemnifiable Damages exceeds $15,000 and (ii) the aggregate amount of all claims for Indemnifiable Damages exceeds $400,000 (the

"INDEMNIFICATION THRESHOLD"), in which case such Indemnified Party shall be entitled to the full amount of such Indemnifiable Damages; PROVIDED, HOWEVER, that the Indemnification Threshold shall not apply to (A) any Indemnifiable Damages pursuant to SECTIONS 9.2(C), 9.2(D) or 9.3(B) of this Agreement, (B) any breach of any representation or warranty by any Seller with respect to the amount of indebtedness for borrowed money of the Mandara Entities other than as set forth on the Current Balance Sheet, pursuant to the Seller Loans (and the similar loan made by Shiseido US Investment, Inc.) or otherwise disclosed on the disclosure schedules delivered by Sellers pursuant hereto; (C) any (1) amounts actually paid post-Closing by any of the Mandara Entities to Thomas Posey in respect of Section 4(i) of the original employment agreement, dated September 24, 2000, between the Company and Thomas Posey (such benefits as originally set forth in Section 4(i) prior to the amendment thereof, the "ORIGINAL BENEFITS") and/or (2) fees or expenses incurred by the Mandara Entities related to such Original Benefits, up to a maximum aggregate amount under foregoing clauses (1) and (2) of $40,000; or (D) any breach by any Seller of any representation or warranty set forth in SECTION 2.22, solely in the event that and to the extent that Sellers actually received any amounts pursuant to SECTION 6.3 (it being agreed that, except as provided herein, any breach by any Seller of any representation or warranty set forth in SECTION 2.22 shall otherwise be subject to the limitations of this SECTION 9.5(A); PROVIDED FURTHER that, for the avoidance of doubt, the Parties acknowledge and agree that the Indemnification Threshold shall serve as a trigger for indemnification and not as a deductible;

         (b) the maximum amount of Indemnifiable Damages for which indemnity may be recovered from Sellers in the aggregate pursuant to this Agreement shall be an amount equal to $20,000,000 (the "INDEMNIFICATION CAP");

         (c) the maximum amount of Indemnifiable Damages for which indemnity may be recovered from Buyer and Steiner in the aggregate shall be an amount equal to the Indemnification Cap; PROVIDED, HOWEVER, that this limitation shall not apply with respect to any failure of any party to pay and deliver any amount pursuant to SECTIONS 1.3, 1.4 or 1.5 hereof;

         (d) the amount of any Indemnifiable Damages claimed by any Buyer Indemnified Party hereunder shall be net of any insurance, indemnity, contribution or other payments or recoveries of a like nature with respect thereto actually realized by such Buyer Indemnified Parties (it being agreed that, promptly after the realization of any such reductions of Indemnifiable Damages pursuant hereto, such Buyer Indemnified Party shall reimburse Sellers for such reduction in Indemnifiable Damages for which such Buyer Indemnified Party was indemnified prior to the realization of such reductions of Indemnifiable Damages);

         (e) notwithstanding any provision to the contrary contained in this Agreement, in the event that an Indemnifying Party can establish that an Indemnified Party had actual knowledge, on or before the date of this Agreement, of a breach of a representation or warranty of the Indemnifying Party upon which a claim for indemnification by the Indemnified Party is based, then the Indemnifying Party shall have no liability for any indemnified losses resulting from or arising out of such claim; PROVIDED, HOWEVER, that this limitation shall not apply with respect to any breach of a representation or warranty known to the Indemnified Party with respect to which the Indemnified Party provided written notice of to the Indemnifying Party prior to the date of this Agreement;

         (f) in the event that Sellers are required to make any payments pursuant to a claim for Indemnifiable Damages, Sellers shall have the option of paying and satisfying all or any portion of such claim by a reduction, on a dollar for dollar basis, of the outstanding principal amount, if any, of the Notes, it being agreed that any such reduction shall be made in a pro rata manner as between the Sellers based on based on their Pro Rata Percentages (and Buyer and Steiner hereby agree that, while any amount remains payable under the Notes, they shall not enter into any agreement or arrangement that would otherwise prohibit, restrict or otherwise limit Sellers right to offset pursuant to this Agreement and/or the Notes);

         (g) the amount of any Indemnifiable Damages claimed by any Buyer Indemnified Party hereunder shall be reduced to take into account any net reduction in any Tax liability realized by such Buyer Indemnified Party in connection with the Indemnifiable Damages for which indemnification is sought hereunder (it being agreed that, promptly after the realization of any such reductions of Indemnifiable Damages pursuant hereto, such Buyer Indemnified Party shall reimburse Sellers for such reduction in Indemnifiable Damages for which such Buyer Indemnified Party was indemnified prior to the realization of such reductions of Indemnifiable Damages); and

         (h) neither Buyer nor Steiner shall have the right to seek recovery or payment in respect of any Indemnifiable Damages if (A) the matter(s) that gave rise to such Indemnifiable Damages is cured, repaired or otherwise remedied by the Mandara Entities and (B) the amounts expended to cure, repair or otherwise remedy such damages are treated as expenses that reduce the amount of EBITDA of the Mandara Entities earned during the Test Period for the purposes of SECTION
1.5 of this Agreement.

         SECTION 9.6 REMEDIES EXCLUSIVE. Each party hereby acknowledges and agrees that its sole remedy with respect to any claims for money damages relating to the Membership Interests or the Business of the Mandara Entities or the subject matter of this Agreement shall be pursuant to the indemnification provisions of this ARTICLE IX. In furtherance of the foregoing, each party hereby waives to the fullest extent permitted by law, any and all other rights, claims, and causes of action it may have against the other parties or their respective Representatives and Affiliates relating to the Membership Interests, the Business or the subject matter of this Agreement, other than claims for or in the nature of fraud.

         SECTION 9.7 PAYMENTS OF INDEMNIFIABLE DAMAGES. All Indemnifiable Damages shall be treated as adjustment to the Purchase Price for Tax purposes, unless a different Tax treatment is required pursuant to a "determination" (as defined in Section 1313(a) of the Code, or has provided in any equivalent provision of state, local or foreign Law).

         SECTION 9.8 ACKNOWLEDGEMENT REGARDING MATERIALITY. Due to the absence of materiality and Material Adverse Effect qualifiers in the representations and warranties in ARTICLE II (other than in SECTIONS 2.11, 2.21(E) and 2.25), and
ARTICLE III, the parties agree that the failure of Sellers to disclose on the disclosure schedules delivered pursuant hereto a matter that would otherwise be required to be disclosed pursuant to such representation or warranty, which matter is not material or which matter could not reasonably be expected to cause or result in a Material Adverse Effect, shall not give rise to a claim of fraud or intentional misrepresentation against any Seller or any of their Affiliates. Notwithstanding the foregoing agreement and acknowledgment, neither Buyer nor Steiner is waiving any other rights or remedies it has or may have hereunder, including, but not limited to, the right to bring an action for indemnification under this ARTICLE IX with respect to the failure of Sellers to make such disclosure.

                                   ARTICLE X.

                           LIMITATIONS ON COMPETITION

SECTION 10.1 PROHIBITED ACTIVITIES. Each of the Sellers and the other Persons identified on SCHEDULE 10.1 attached hereto (each, a "NON-COMPETE PARTY"), severally and not jointly, agrees as follows (it being agreed that, with respect to Thomas Gottlieb, in the event of a conflict between any of the provisions of this ARTICLE X and the provisions of the Gottlieb Employment Agreement, the provisions of the Gottlieb Employment Agreement shall prevail)

         (a) NON-COMPETITION. Except as provided in this SECTION 10.1(A), such Non-Compete Party covenants and agrees that for a period of three (3) years following the Closing Date, such Non-Compete Party shall not engage, directly or indirectly, whether as an individual, sole proprietor, or as a principal, agent, officer, director, employer, employee, consultant, independent contractor, partner or shareholder of any firm, corporation or other entity or group or otherwise in any Competing Business. For purposes of this Agreement, the term "COMPETING BUSINESS" shall mean any individual, sole proprietorship, partnership, firm, corporation or other entity or group which offers or sells or attempts to offer or sell (i) spa services, skin or hair care products, or (ii) any other services then offered or sold by the Company as of August 1, 2001 or during the one (1) year period prior thereto, including, but not limited to, in the case of each of the preceding clauses (i) and (ii), offers or sales or attempts to offer or sell any of such services or products to or from any day spa, destination spa, resort, hotel, passenger cruise vessel or retail establishment. Notwithstanding the foregoing, nothing herein shall preclude or prohibit any Non-Compete Party from (A) maintaining a passive investment in publicly held entities provided that such Non-Compete Party does not have more than a five percent (5%) beneficial ownership in any such entity; (B) in the case of Thomas Gottlieb only, owning approximately one percent (1%) of the shares of a privately held company, Essentiel Elements, which is in the business of manufacturing distributing spa products (provided that such Non-Compete Party is not on the Board or active in the day to day management of such company); (C) serving as an officer or director of any entity, the majority of the voting securities of which is owned, directly or indirectly, by the Company; (D) in the case of Thomas Gottlieb only, maintaining a direct or indirect ownership interest in, and operating the business of the Mount View Hotel & Spa located in Calistoga, California, (E) in addition to the foregoing, in the case of Thomas Gottlieb only, acquiring, maintaining or disposing of a direct or indirect ownership interest of at least twenty percent (20%) in up to six (6) hotel or resort properties (including hotels or resorts containing spa facilities); PROVIDED, HOWEVER, that none of such hotels or resorts shall be located within ten (10) miles of Outrigger Wailea Resort on the island of Maui, Hawaii or within the "Area Restriction" on the island of Oahu, Hawaii (as such term is defined in Section 18 of that certain Lease, dated December 14, 2000, between Hilton Hawaiian Village LLC and Mandara Spa (Hawaii), L.L.C.), and (F) with respect to John A. Pritzker, the ownership, management, administration and operation of the Red Sail Sports group of companies (other than RSS) (each of the activities referred to in foregoing clauses (A) through (F), collectively, the "PERMITTED ACTIVITY").

         (b) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. Except as provided in
SECTION 10.1(A) or in this SECTION 10.1(B), each Non-Compete Party covenants and agrees that for a period of three (3) years following the Closing Date, he shall not, whether as an individual or sole proprietor, or as a principal, agent, officer, director, employer, employee, consultant, independent contractor, partner or shareholder of any firm, corporation or other entity or group or otherwise, directly or indirectly, solicit the trade or business of, or trade, or conduct business with, any customer, prospective customer, supplier, or prospective supplier of the Company for any purpose other than for the benefit of the Company, except in connection with a Permitted Activity; PROVIDED, HOWEVER, that in no event shall any Non-Compete Party, whether in connection with a Permitted Activity or otherwise: (i) with respect to any Competing Business, solicit the trade or business of, or trade, or conduct business with any passengers on any passenger cruise vessel on which, or guests at any hotel or resort at which, the Company operates a spa facility (the "LIKELY POTENTIAL CUSTOMERS") while such persons are passengers aboard such vessel or guests at such resort; or (ii) take any action intended to cause a Likely Potential Customer to patronize a spa facility in which the Non-Compete Party has an interest instead of the spa facilities operated by the Company (including, without limitation, placing any advertising signs in the area of the Area Restriction, soliciting individuals on Company mailing lists or similar actions), it being agreed that nothing in this proviso is intended to otherwise prevent or prohibit any Non-Compete Party from using traditional advertising, marketing and promotional channels in connection with Non-Compete Party's engagement in any Permitted Activity; PROVIDED, FURTHER, that nothing in this
SECTION 10.1(B) shall restrict, be deemed to restrict or otherwise be binding upon the Red Sail Sports group of companies (other than RSS) or the ownership, management, administration or operation thereof by John A. Pritzker.

         (c) NON-SOLICITATION OF EMPLOYEES, ETC. Each Non-Compete Party covenants and agrees that for a period of three (3) years following the Closing Date, he shall not, directly or indirectly, as an individual or sole proprietor, or as a principal, agent, employee, employer, consultant, independent contractor, officer, director, shareholder or partner of any person, firm, corporation or other entity or group or otherwise, without the prior express written consent of the Company approach, counsel or attempt to induce any person who is then in the employ of, or then serving as independent contractor with, the Company to leave the employ of, or terminate such independent contractor relationship with, the Company or employ or attempt to employ any such person or persons who at any time during the six (6) months preceding the Closing Date was in the employ of, the Company.

         (d) NON-APPLICABILITY TO PRITZKER INTERESTS, ETC. For the avoidance of doubt, the parties agree and acknowledge that, none of the restrictions under this Agreement, including, without limitation, this ARTICLE X, shall restrict, be deemed to restrict or otherwise be binding upon any of the Pritzker interests (as hereinafter defined) or any of their respective affiliates, nor shall any of the Pritzker interests or any of their respective affiliates be deemed a

Non-Compete Party hereunder, in each case, other than RSS, John A. Pritzker, individually, and entities controlled by them. For the purposes hereof, the term "PRITZKER INTERESTS" means (i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants, (ii) all trusts for the benefit of any Person described in clause (i) and the trustees of such trusts; (iii) all legal representatives of any Person or trust described in clauses (i) or (ii); and (iv) all Affiliates of any Person described in clauses
(i), (ii), (iii) or (iv). In addition, the parties agree and acknowledge that, with respect to John A. Pritzker, the restrictions and related provisions under this ARTICLE X shall supersede and replace any similar provisions under that certain Consulting and Non-Competition Agreement, dated as of May 11, 2000, between the Company and John A. Pritzker, including, without limitation Section 8 thereof.

         SECTION 10.2 DAMAGES. Because of the difficulty of measuring economic losses to Buyer as a result of any breach by a Non-Compete Party of the covenants in SECTION 10.1, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, each Non-Compete Party agrees that Buyer may enforce the provisions of SECTION
10.1 by injunctions and restraining orders against such Non-Compete Party without the posting of a bond or other security, if such Non-Compete Party breaches any of those provisions.

         SECTION 10.3 REASONABLE RESTRAINT. The Parties agree that SECTIONS 10.1 and 10.2, above, impose a reasonable restraint on a Non-Compete Party in light of the activities and business of the Non-Compete Parties and Buyer on the date hereof.

         SECTION 10.4 INDEPENDENT COVENANT. All the covenants in this ARTICLE X are intended by each Party to, and shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Non-Compete Party against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of any covenant in this ARTICLE X. It is specifically agreed that the period specified in SECTION 10.1 shall be computed in the case of each Non-Compete Party by excluding from that computation any time during which that Non-Compete Party is in violation of any provision of SECTION 10.1, above. The covenants contained in this ARTICLE X shall not be affected by any breach of any other provision hereof by any party hereto.

         SECTION 10.5 MATERIALITY. The Non-Compete Parties hereby agree that this ARTICLE X is a material and substantial part of the transactions contemplated hereby.

                                  ARTICLE XI.

                     DEFINITIONS AND DEFINITIONAL PROVISIONS

         SECTION 11.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below:

         "ACTION" has the meaning specified in SECTION 2.10.

                  "ACTUAL EBITDA SURPLUS AMOUNT" has the meaning specified in
SECTION 1.5(A).

                  "ADDITIONAL CAPITAL EXPENSES" has the meaning specified in
SECTION 1.5(B)(IV).

                  "AGREEMENT" means this Agreement, including all attached Schedules, Annexes, Addenda and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

                  "AFFILIATE" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Equity Interests of that Person, by contract or otherwise).

                  "APPROVED EXPANSION PROJECT" has the meaning specified in
SECTION 8.3(B).

                  "APPROVED PIPELINE PROJECT" has the meaning specified in
SECTION 8.4(B).

                  "APPROVED REASONS" has the meaning specified in SECTION 1.5(B)(IV).

                  "AVERAGE CLOSING SALE PRICE" has the meaning specified in
SECTION 1.3(B)(II)

                  "BUSINESS" has the meaning specified in the Recitals.

                  "BUYER" has the meaning specified in the Preamble.

                  "BUYER'S ACCOUNTANT" has the meaning specified in SECTION 1.5(C).

                  "BUYER INDEMNIFIED PARTIES" has the meaning specified in
SECTION 9.2.

                  "BUYER RIGHTS AND OBLIGATIONS" has the meaning specified in the Preamble.

                  "CASH BALANCE DEFICIENCY" has the meaning specified in SECTION 1.4(D).

                  "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles, memorandum or certificate of formation, incorporation, organization or association (or the equivalent organizational documents) of that Entity, (b) the bylaws, articles of association or limited liability company operating agreement or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative tights, limitations and preferences of any class or series of that Entity's Equity Interests or of any rights in respect of that Entity's Equity Interests.

                  "CLOSING" has the meaning specified in SECTION 1.2.

                  "CLOSING DATE" has the meaning specified in SECTION 1.2.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" has the meaning specified in the Recitals.

                  "COMPETING BUSINESS" has the meaning specified in SECTION 10.1(A).

                  "CONFIDENTIAL INFORMATION" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or, as the case may be, proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

                  "CONSIDERATION" has the meaning specified in SECTION 1.3(A).

                  "CONTRACTS" has the meaning specified in SECTION 2.19(A).

                  "COVERED AGREEMENTS" has the meaning specified in SECTION 2.19(A).

                  "CURRENT BALANCE SHEET" has the meaning specified in SECTION 2.25.

                  "CURRENT BALANCE SHEET DATE" has the meaning specified in
SECTION 2.25 .

                  "DETERMINATION" has the meaning specified in SECTION 1.4(a).

                  "DEVELOPMENT SCHEDULE" has the meaning specified in SECTION 1.5(B)(III).

                  "DEVELOPMENT PROJECTS" has the meaning specified in SECTION 1.5(B)(III).

                  "EBITDA" has the meaning specified in SECTION 1.5(B)(I).

                  "EBITDA EXCLUSION AMOUNTS" has the meaning specified in
SECTION 1.5(B)(II).

                  "EBITDA NOTE REDUCTIONS" has the meaning specified in SECTION 1.5(D).

                  "EBITDA REVIEW PERIOD" has the meaning specified in SECTION 1.5(C).

                  "EBITDA STATEMENT" has the meaning specified in SECTION
1.5(C).

                  "EBITDA STATEMENT OF OBJECTIONS" has the meaning specified in
SECTION 1.5(C).

                  "EMPLOYEE BENEFIT PLAN" means any Pension Plan, Welfare Plan and each deferred compensation, stock option, stock purchase, bonus, medical, disability, severance or termination pay, insurance or incentive plan, and each other employee benefit plan, program, agreement or arrangement, (whether funded or unfunded, written or oral, qualified or nonqualified), sponsored, maintained or contributed to, or required to be contributed to, by any Mandara Entity for the benefit of any employee, terminated employee, leased employee or former leased employee, director, officer, shareholder or independent contractor of the Mandara Entities.

                  "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Mandara Entities.

                  "EMPLOYMENT AGREEMENT" has the meaning specified in SECTION 2.19(A)(VIII).

                  "ENTITY" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

                  "EQUITY INTERESTS" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share of an equity ownership interest in that corporation; and
(b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means, with respect to any Mandara Entity at any time, any other Person that is a member of any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section 4001(a)(14) of ERISA, of which a Mandara Entity is or was a member at the same time.

                  "EXCESS CASH BALANCE AMOUNT" has the meaning specified in
SECTION 1.4(C).

                  "EXCESS WORKING CAPITAL AMOUNT" has the meaning specified in
SECTION 1.4(C).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCLUDED PROJECTS" has the meaning specified in SECTION
8.5(B).

                  "EXPANSION PROJECTS" has the meaning specified in SECTION 8.3(A).

                  "FAMILY MEMBERS" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

                  "FINAL CASH BALANCE AMOUNT" has the meaning specified in
SECTION 1.4(A).

                  "FINAL WORKING CAPITAL AMOUNT" has the meaning specified in
SECTION 1.4(A).

                  "FINANCIAL STATEMENTS" has the meaning specified in SECTION 2.25.

                  "FIXED ASSETS" has the meaning specified in SECTION 2.16(B).

                  "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time, consistently applied with prior periods.

                  "GOTTLIEB EMPLOYMENT AGREEMENT" has the meaning specified in
SECTION 7.1(A).

                  "GOVERNMENTAL APPROVAL" has the meaning specified in SECTION 2.3(D).

                  "GOVERNMENTAL AUTHORITY" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes.

                  "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

                  "GUARANTOR" has the meaning specified in SECTION 7.1(J).

                  "GUARANTY" means, for any specified Person, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

                  "GUARANTEED EBITDA SURPLUS AMOUNT" has the meaning specified in SECTION 1.5(A).

                  "IMPAIRED INVENTORY" has the meaning specified in SECTION 2.14(B).

                  "INDEBTEDNESS" of any Person means, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business not more than sixty
(60) days old, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of capital leases or (iv) in respect of interest rate protection agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

                  "INDEMNIFIABLE DAMAGES" has the meaning specified in SECTION 9.4.

                  "INDEMNIFICATION CAP" has the meaning specified in SECTION 9.5(B).

                  "INDEMNIFICATION THRESHOLD" has the meaning specified in
SECTION 9.5(A).

                  "INDEMNIFIED PARTY" has the meaning specified in SECTION 9.4.

                  "INDEMNIFYING PARTY" has the meaning specified in SECTION 9.4.

                  "INSURANCE POLICIES" has the meaning specified in SECTION
2.20.

                  "INVENTORIES" means all raw materials, supplies, work-in-process, finished goods, goods on consignment and other materials included in the inventories of such Person.

                  "IRS" means the Internal Revenue Service.

                  "KNOWN" or "KNOWLEDGE", whether or not capitalized, or any similar phrase means that a Person is consciously aware and has actual knowledge of facts or circumstances thereof; PROVIDED, HOWEVER, that, when used with respect to (i) the Sellers, such terms shall mean the conscious awareness and actual knowledge of each of Thomas M. Gottlieb, Thomas R. Posey, Alton Higa and Darryll Leiman, or (ii) either Buyer or Steiner, such terms shall mean the conscious awareness and actual knowledge of each of Leonard Fluxman, Carl St. Philip, Robert Lazar and Glenn Fusfield.

                  "LAW" has the meaning specified in SECTION 2.3(D).

                  "LEASED PREMISES" has the meaning specified in SECTION
2.15(A).

                  "LIEN" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of Law, legal process or otherwise), any claim, against or any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof. For purposes of this
Agreement: (i) a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to that asset, and (ii) the term "Lien" shall not include any restrictions or other encumbrances that exist by virtue of the Seller Loans and/or the Operating Agreement of the Company.

                  "LIKELY POTENTIAL CUSTOMERS" has the meaning specified in
SECTION 10.1(B).

                  "MANDARA" has the meaning specified in the Recitals.

                  "MANDARA ENTITIES" has the meaning specified in the Recitals.

                  "MANDARA PIPELINE PROJECTS" has the meaning specified in
SECTION 8.4(B).

                  "MATERIAL ADVERSE CHANGE" means any change that has a Material Adverse Effect.

                  "MATERIAL ADVERSE EFFECT" means an event, change, effect or occurrence which, together with any other event, change effect or occurrence, has a material adverse effect or impact on (i) the financial position, condition, assets, operations, business or results of operations of Mandara Entities, taken as a whole, except where this Agreement provides that Material Adverse Effect relates to a specific Mandara Entity, in which event, Material Adverse Effect shall be determined with respect to such Mandara Entity on an individual basis, or (ii) the ability of the Sellers to perform their obligations under this Agreement or to consummate the transactions contemplated hereby.

                  "MEMBERSHIP INTERESTS" has the meaning specified in the recitals.

                  "MULTIEMPLOYER PLAN" means a "multiemployer" plan as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA.

                  "NASDAQ" has the meaning specified in SECTION 1.3(B)(II).

                  "NECESSARY ACTION" has the meaning specified in SECTION 8.1.

                  "NON-COMPETE PARTY" has the meaning specified in SECTION 10.1.

                  "NON-REFUNDABLE DEPOSIT" has the meaning specified in SECTION 1.3(C).

                  "NOTES" has the meaning specified in SECTION 1.3(B)(III).

                  "OPERATIONAL MANAGER" has the meaning specified in SECTION
8.1.

                  "ORDER" has the meaning specified in SECTION 2.3(D).

                  "ORGANIZATIONAL JURISDICTION" means, as applied to (i) any corporation, its state or other jurisdiction of incorporation, (ii) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form, and (iii) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

                  "ORIGINAL BENEFITS" has the meaning specified in SECTION
9.5(A).

                  "OTHER COMPENSATION PLAN" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Mandara Entities or to which the Mandara Entities contribute, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for the Mandara Entities including all such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Equity Interests or options, warrants or rights to acquire Equity Interests of the Mandara Entities.

                  "PARTY" or "PARTIES" means any or all of the parties to this Agreement.

                  "PENSION PLAN" means any "employee pension benefit plan" of the Mandara Entities as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code but excluding any Multiemployer Plan or any such plan which is exempt from ERISA under Section 4(b)(4) of ERISA.

                  "PERCENTAGE INTEREST" means eighteen percent (18%) with respect to SPS and forty-two percent (42%) with respect to RSS.

                  "PERMITTED ACTIVITY" shall have the meaning specified in
SECTION 10.1(A).

                  "PERMITTED LIENS" means (i) Liens created by the Buyer and/or Steiner, (ii) Liens for or in respect of Taxes, impositions, assessments, fees, water and sewer rents and other governmental charges levied or assessed or imposed against the Leased Premises which are not yet delinquent, (iii) the rights of lessors and lessees under leases executed in the ordinary course of business, (iv) the rights of licensors and licensees under licenses executed in the ordinary course of business, or (v) Liens, and rights to Liens, of mechanics, warehousemen, carriers, repairmen and others (including Governmental Authorities) arising by operation of Law and incurred in the ordinary course of business, securing obligations not yet delinquent.

                   "PERSON" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

                  "PIPELINE PROJECTS" has the meaning specified in SECTION
8.4(A).

                  "PLEDGE AGREEMENT" has the meaning specified in SECTION
7.1(K).

                  "PRELIMINARY CASH BALANCE AMOUNT" has the meaning specified in
SECTION 1.4(A).

                  "PRELIMINARY WORKING CAPITAL AMOUNT" has the meaning specified in SECTION 1.4(A).

                  "PRITZKER INTERESTS" has the meaning specified in SECTION 10.1(D).

                  "PROPRIETARY RIGHTS" means (a) patents, applications for patents and patent rights (foreign or domestic), (b) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights, and

(c), in the case of the Mandara Entities, all agreements or rights relating to the technology, product formulations, know-how or processes utilized by the Mandara Entities in the Business and any licenses relating to any of the foregoing.

                  "PRO RATA PERCENTAGE" means thirty percent (30%) with respect to SPS and seventy percent (70%) with respect to RSS.

                  "PURCHASE PRICE" has the meaning specified in SECTION 1.3(A).

                  "PURCHASE PRICE ADJUSTMENT" has the meaning specified in
SECTION 1.3(A).

                  "REAL PROPERTY LEASES" has the meaning specified in SECTION 2.15(A).

                  "RECEIVABLES" has the meaning specified in SECTION 2.14.

                  "REIMBURSABLE INTEREST AMOUNT" has the meaning specified in
SECTION 1.5(D).

                  "REGISTRATION RIGHTS AGREEMENT" shall have the meaning specified in SECTION 1.3(A)(II).

                  "RELATED PARTIES" has the meaning specified SECTION 2.9.

                   "RELEASE" has the meaning specified SECTION 7.1(G).

                   "REMAINING DEVELOPMENT EXPENSES" has the meaning specified in
SECTION 1.5(B)(III).

                  "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

                  "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by that Entity: (a) any declaration or payment of any dividend or other distribution in cash or otherwise (except as expressly permitted by the Charter Documents of such Entity for Tax purposes), or (b) any direct or indirect redemption, retirement, sinking fund deposit in respect of, purchase or other acquisition for value of (i) any then outstanding Equity Interests of such Entity or (ii) any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Equity Interests of that Entity; PROVIDED, HOWEVER, that no dividend, distribution or other payment by any of the Mandara Entities shall constitute a Restricted Payment if, immediately following such dividend, distribution or payment, the Mandara Entities continue to have Working Capital in an amount not less than the amount specified in Section 1.4(b).

                  "RETURNS" of any Person means the returns, reports or statements (including any information returns) any Governmental Authority requires to be filed by that Person for purposes of any Tax.

                  "REVIEW PERIOD" has the meaning specified in SECTION 1.4(A).

                  "RSS" has the meaning specified in the Preamble.

                  "RSS INTEREST" has the meaning specified in the Recitals.

                  "RSS LOAN" has the meaning specified in the Recitals.

                  "SDI" has the meaning specified in the Recitals.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SELLER" or "SELLERS" has the meaning specified in the Preamble.

                  "SELLER INDEMNIFIED PARTIES" has the meaning specified in
SECTION 9.2.

                  "SELLER LOANS" has the meaning specified in the Recitals.

                  "SETTLEMENT ACCOUNTANT" has the meaning specified in SECTION 1.4(a)

                  "SHORTFALL AMOUNT" has the meaning specified in SECTION
1.5(D).

                  "SPS" has the meaning specified in the Preamble.

                  "SPS INTEREST" has the meaning specified in the Recitals.

                  "SPS LOAN" has the meaning specified in the Recitals.

                  "STEINER" has the meaning specified in the Preamble.

                  "STEINER COMMON SHARES" has the meaning specified in SECTION 1.3(B)(II).

                  "STEINER MATERIAL ADVERSE EFFECT" means an event, change, effect or occurrence which, together with any other event, change effect or occurrence, has a material adverse effect or impact on (i) the financial position, condition, assets, operations, business or results of operations of either of Steiner or the Buyer, or (ii) the ability of the Buyer and/or Steiner to perform their obligations under this Agreement (including, without limitation, the Notes) or to consummate the transactions contemplated hereby.

                  "STEINER SEC REPORTS" has the meaning specified in SECTION
4.8.

                  "STEINER SHARES" has the meaning specified in SECTION 1.3(B)(II).

                  "SUBSIDIARY" has the meaning specified in the Recitals.

                  "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, AD VALOREM, value added, franchise, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments imposed by any Taxing Authority, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "TAXING AUTHORITY" means any Governmental Authority having jurisdiction with respect to any Tax.

                   "TARGET CASH BALANCE AMOUNT" has the meaning specified in
SECTION 1.4(B).

                  "TARGET WORKING CAPITAL AMOUNT" has the meaning specified in
SECTION 1.4(B).

                  "TEST PERIOD" has the meaning specified in SECTION 1.5(A).

                  "THIRD PARTY CLAIM" has the meaning specified in SECTION 9.4.

                  "TRANSACTION DOCUMENT" means this Agreement and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement including those specified or referred to in
ARTICLE VII to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

                  "WELFARE PLAN" means an "employee welfare benefit plan" as defined in Section 3(l) of ERISA, other than any such plan that is exempt from the provisions of ERISA under Section 4(b)(4) of ERISA, maintained or contributed to by a Mandara Entity

                  "UNCOLLECTED MICRONESIAN RECEIVABLES" has the meaning specified in SECTION 8.6(A).

                  "WORKING CAPITAL" has the meaning specified in SECTION 1.4(A).

                  "WORKING CAPITAL DEFICIENCY" has the meaning specified in
SECTION 1.4(E).

                   "WORKING CAPITAL STATEMENT OF OBJECTIONS" has the meaning specified in SECTION 1.4(A).

                  SECTION 11.2 OTHER DEFINED TERMS. Words and terms not included in the definitions in SECTION 11.1 which are defined elsewhere in this Agreement are used herein as therein defined.

                  SECTION 11.3 OTHER DEFINITIONAL PROVISIONS.

                  (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, ERISA, the Exchange Act and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental

Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

         (b) When used in this Agreement the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Paragraph," "Section," "Annex," "Addendum," "Schedule" and "Exhibit" refer to articles, paragraphs and sections of, and annexes, addenda, schedules and exhibits to, this Agreement unless otherwise specified.

         (c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

         (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

                                  ARTICLE XII.

                                 CONFIDENTIALITY

         SECTION 12.1 TREATMENT OF CONFIDENTIAL INFORMATION.

         (a) Each of the Sellers, on the one hand, and each Buyer and Steiner, on the other hand acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the other parties hereto. Each of the Parties agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of the other Party (meaning, with respect to the Sellers, Buyer, and with respect to Buyer, the Sellers), will not disclose such Confidential Information to any Person except Representatives of such Party, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this SECTION 12.1; PROVIDED, HOWEVER, that Confidential Information shall not include such information as (i) becomes known to the public generally through no fault of the party receiving the Confidential Information (ii) is required to be disclosed by law or the order of any Governmental Authority provided, that prior to disclosing any information pursuant to this clause (ii), a Party shall, if practicable, give prior written notice thereof to the other Party and provide the other Party with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes is required to be disclosed in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Party of the provisions of this SECTION 12.1 with respect to any Confidential Information, the other Party shall be entitled to an injunction restraining such Party from disclosing, in whole or in part that Confidential Information. Nothing herein shall be construed as prohibiting a Party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         (b) Because of the difficulty of measuring economic losses as a result of the breach of the covenants in SECTION 12.1(A), above, and because of the immediate and irreparable damage that would be caused to a Party as a result of such breach for which it would have no other adequate remedy, each of the

Parties agrees that a Party may enforce the provisions of SECTION 12.1(A) by injunctions and restraining orders against any Party which breaches any of those provisions.

         (c) The obligations of the Parties under this SECTION 12.1 shall survive the termination of this Agreement.

                                 ARTICLE XIII.

                            TERMINATION AND EXPENSES

         SECTION 13.1 TERMINATION OF THIS AGREEMENT. This Agreement may be terminated prior to the Closing of the transactions contemplated hereby as follows:

         (a) at any time upon the mutual written consent of the Sellers and Buyer; or

         (b) by Sellers, in the event that the Closing shall not have occurred by July 9, 2001 for any reason.

         SECTION 13.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 13.1, this Agreement shall become void and have no effect, except that the provisions of ARTICLE XII this
SECTION 13 and ARTICLE XIV shall survive any such termination and abandonment. In no event shall Sellers or any of them be liable to Buyer or Steiner for the return, refund, repayment or other recovery of the Non-Refundable Deposit, regardless of the reason for the termination.

         SECTION 13.3 EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) each party will pay the fees, expenses and disbursements of such party and its Representatives which are incurred in connection with the subject matter of this Agreement, and (b) Sellers will pay all sales, use, transfer and other similar Taxes and fees incurred in connection with the transactions contemplated hereby. Sellers and Buyer shall cooperate in preparing and filing all Returns and other documentation on a timely basis as required to comply with the provisions of any Laws relating to Taxes required to be paid pursuant to this SECTION 13.3. Notwithstanding anything herein to the contrary, Buyer and Steiner shall pay, and Sellers shall have no liability, for any stamp, documentation or similar tax or charge imposed or sought to be imposed by any Governmental Authority of the State of Florida or the Commonwealth of the Bahamas in connection with the delivery of the Steiner Shares, the Notes or any other Consideration hereunder.

         SECTION 13.4 LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to SECTION 13.1, above, there shall be no liability or obligation on the part of any Party hereto except (a) as provided in SECTION 13.2, above, and (b) to the extent that such liability is based on the breach, or failure to comply, by that Party of any of its representations, warranties or covenants set forth in this Agreement.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

         SECTION 14.1 PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law, without the prior written consent of the other Parties, none of the Parties will make, and each Party will direct its representatives not to make, directly or indirectly, any public announcement or press release regarding this Agreement or any of the proposed terms, conditions or existence or other aspects of this Agreement or the transactions contemplated hereby. If a Party is required by law to make any such disclosure, it shall first provide to the other Party the content of the proposed disclosure, the reasons that such disclosure is required by law, the timing of such disclosure and the medium in which such disclosure is to be made.

         SECTION 14.2 NOTICES. Any notices, demands or other communication given in connection herewith shall be in writing and be deemed given (i) when personally delivered, (ii) when sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (iii) three (3) days after being deposited for delivery with a recognized overnight courier, such as FedEx, with directions to deliver within three (3) days, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such Party may designate in accordance herewith:

                  When Buyer or Steiner is the intended recipient:

                           Leonard I. Fluxman
                           Steiner Leisure Limited or Steiner Spa Limited c/o Steiner U.S. Holdings, Inc.
                           770 South Dixie Highway, Suite 200
                           Coral Gables, Florida 33146
                           Telephone:  (305) 358-9002
                           Facsimile:   (305) 358-9954

                  with a copy to:

                           Robert C. Boehm, Esq.
                           Akerman, Senterfitt & Eidson, P.A.
                           SunTrust International Center
                           28th Floor
                           One S.E. 3rd Avenue
                           Miami, Florida 33131-1714
                           Facsimile:   (305) 374-5095

                  when SPS is the intended recipient:

                           SP Spas LLC
                           c/o Mandel, Buder & Verges
                           101 Vallejo Street
                           San Francisco, CA  94111
                           Attention:   Donald Buder
                           Facsimile:   (415) 989-5143
                  with a copy to:

                                    Thomas M. Gottlieb at his then current
                           address based on the personnel records of the Company.

                  when RSS is the intended recipient:

                           Red Sail Spas, L.L.C.
                           c/o The Pritzker Organization
                           200 West Madison, Suite 3800
                           Chicago, Illinois 60606
                           Attention:  John E. Stellato
                           Facsimile: (312) 920-6493

                  with a copy to:

                           Michael A. Pucker, Esq.
                           Latham & Watkins
                           5800 Sears Tower
                           Chicago, IL 60606
                           Facsimile: (312) 993-9767

         SECTION 14.3 GOVERNING LAW. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware (without giving effect to the laws, rules or principles of the State of Delaware regarding conflicts of laws).

         SECTION 14.4 BINDING EFFECT; ASSIGNMENT; THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without the prior written consent of the other Parties. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Parties shall be void. No person (including, without limitation, any employee of a Party) shall be, or be deemed to be, a third party beneficiary of this Agreement unless this Agreement specifically so provides.

         SECTION 14.5 ENTIRE AGREEMENT. This Agreement together with the Exhibits and Schedules attached hereto and the agreements, certificates and instruments delivered pursuant hereto (including, without limitation, that certain Additional Agreement by and among the Parties to be dated as of the date of Closing) constitutes the entire agreement among the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings (whether oral or written) by, between or among the Parties with respect to the subject matter hereof.

         SECTION 14.6 FURTHER ASSURANCES. At any time and from time to time after the Closing, each Party shall, at its own cost and expense, execute, deliver and acknowledge such other documents and take such further actions as may be reasonably requested by the other Party in order to fully perform such Party's obligations as contemplated hereby.

         SECTION 14.7 AMENDMENTS. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument that states that it adds to, amends, cancels, renews, extends or modifies this Agreement and is executed and delivered by each Party.

         SECTION 14.8 WAIVERS. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument that is executed and delivered by such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

         SECTION 14.9 HEADINGS; COUNTERPARTS. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement. This Agreement, and any agreement delivered pursuant hereto, may be signed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         SECTION 14.10 SEVERABILITY. If any provision of this Agreement shall be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.



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         SECTION 14.11 RIGHTS AND REMEDIES. Subject to SECTION 9.6 above, all rights, powers and remedies afforded to a Party under this Agreement, by law or otherwise, shall be cumulative (and not alternative) and shall not preclude the assertion, or the seeking by a Party of any other rights or remedies.

                         [SIGNATURES ON FOLLOWING PAGE]



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





         IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

                              STEINER SPA LIMITED

                                       a Bahamas international business company

                              By:        /s/ LEONARD I. FLUXMAN
                                       -----------------------------------
                                       Name: Leonard I. Fluxman
                                       Title: Chief Executive Officer

                              STEINER LEISURE LIMITED,
                                       a Bahamas international business company

                              By:        /s/ LEONARD I. FLUXMAN
                                       -----------------------------------
                                       Name: Leonard I. Fluxman
                                       Title: President

                              RED SAIL SPAS, L.L.C.,
                                       a Delaware limited liability company


                              By:        /s/ JOHN PRITZKER
                                       -----------------------------------
                                       Name: John Pritzker
                                       Title: Authorized Person

                              SP SPAS LLC,
                                       a Delaware limited liability company


                              By:        /s/ THOMAS M. GOTTLIEB
                                       -----------------------------------
                                       Name: Thomas M. Gottlieb
                                          Title: Authorized Person



           [SIGNATURE PAGE TO MEMBERSHIP INTEREST PURCHASE AGREEMENT]



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